Exhibit 10.3

TRANSITIONAL AGREEMENT

among

CENDANT CORPORATION,

CENDANT OPERATIONS, INC.

and

JACKSON HEWITT TAX SERVICE INC.

Dated as of                     , 2004

i

ARTICLE V

ACCESS TO INFORMATION, PERSONNEL AND HISTORICAL RECORDS

Section 5.1	Information and Personnel Shared Historical Records	9
Section 5.2	Access to Information	9
Section 5.3	Litigation Cooperation	10
Section 5.4	Attorney Client Privilege	10

ARTICLE VI

CONFIDENTIALITY

Section 6.1	Confidential Information	10
Section 6.2	Exceptions	10
Section 6.3	Additional Responsibilities	11

ARTICLE VII

DISCLAIMER AND LIMITATION OF LIABILITY

Section 7.1	Disclaimer of Warranties	11
Section 7.2	Limitation of Consequential Damages	11

ARTICLE VIII

BUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION

Section 8.1	General Cross Indemnification	12
Section 8.2	Registration Statement Indemnification	12
Section 8.3	Contribution	13
Section 8.4	Procedure	14
Section 8.5	Other Matters	14

ARTICLE IX

OTHER PROVISIONS

Section 9.1	Records	15
Section 9.2	Inspection Rights	15
Section 9.3	Non-Solicitation	15

ARTICLE X

TERMINATION

Section 10.1	Termination	16
Section 10.2	Termination Notices	16

ii

Section 10.3	Consequences of Termination	16
Section 10.4	Survival	17

ARTICLE XI

MISCELLANEOUS

Section 11.1	Force Majeure	17
Section 11.2	Assignment	17
Section 11.3	Relationship of the Parties	17
Section 11.4	Governing Law and Submission to Jurisdiction	17
Section 11.5	Entire Agreement	18
Section 11.6	Notices	18
Section 11.7	Negotiation and Mediation	19
Section 11.8	Conflicting Provisions	20
Section 11.9	Severability	20
Section 11.10	Interpretation	20
Section 11.11	Counterparts	21
Section 11.12	Further Cooperation	21
Section 11.13	Amendment and Waiver	21
Section 11.14	Duly Authorized Signatories	21
Section 11.15	Waiver of Trial By Jury	21
Section 11.16	Descriptive Headings	21
Section 11.17	No Third Party Beneficiaries	21
Section 11.18	Binding Nature of Agreement	21
Section 11.19	Certain Definitions	21

Exhibit A

A-1	Tax Administration
A-2	Human Resources
A-3	Event Marketing
A-4	Financial Systems Management
A-5	Treasury Services
A-6	Revenue Audit Services
A-7	Call Support
A-8	Accounts Payable
A-9	Public and Regulatory Affairs
A-10	Payroll
A-11	Information Technology and Telecommunications
A-12	Legal Document Management Systems
A-13	Executive Financial Consulting Services Program

iii

TRANSITIONAL AGREEMENT (this “Agreement”), dated as of                     , 2004 (the “Effective Date”), by and among Cendant Operations, Inc., a Delaware corporation (“Cendant Operations”), Cendant Corporation, a Delaware corporation (together with its Subsidiaries, “Cendant”) and Jackson Hewitt Tax Service Inc., a Delaware corporation (“Jackson Hewitt”). Each of Cendant Operations, Cendant and Jackson Hewitt is sometimes referred to herein as a “Party” and collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, Cendant is the indirect owner of all of the issued and outstanding common stock, par value $.01 per share (the “Common Stock”), of Jackson Hewitt immediately prior to the date hereof; and

WHEREAS, Cendant Operations and Jackson Hewitt have each determined that it is desirable to enter into this Agreement, which sets forth the terms of certain relationships and other agreements among Cendant Operations, Cendant and Jackson Hewitt following the date of the closing (the “Closing Date”) of the Initial Public Offering.

NOW, THEREFORE, in contemplation of Jackson Hewitt ceasing to be so wholly owned by Cendant and in consideration of the foregoing and the covenants and agreements set forth herein, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

SERVICES

Section 1.1    Provision of Services. Upon the terms and subject to the conditions set forth in this Agreement, Cendant Operations agrees to provide to Jackson Hewitt those services described in Exhibit A attached hereto, each on and pursuant to the terms set forth therein (together, with the Additional Services (as defined in Section 1.2), the “Services”).

Section 1.2    Additional Services. From time to time during the Term (as defined in Section 1.4), Jackson Hewitt may find it desirable to request, in addition to the Services described in Exhibit A, additional services to be made available to Jackson Hewitt by Cendant Operations (“Additional Services”). In the event that Jackson Hewitt makes a written request that Cendant Operations provide Additional Services and Cendant Operations agrees to provide such Additional Services, the Parties shall negotiate in good faith and execute amendments to Exhibit A for such Additional Services that shall set forth, among other things, (a) the time period during which the Additional Services shall be provided, (b) a description of the Additional Services, and (c)

and the estimated charge for the Additional Services. Cendant Operations’s obligations with respect to providing any such Additional Services shall become effective only upon an amendment to Exhibit A being duly executed and delivered by each Party. It is understood that Cendant Operations has no obligation to provide Additional Services and may reject any request by Jackson Hewitt for Additional Services for any reason or for no reason.

Section 1.3    Obligations as to Additional Services. Cendant Operations agrees to enter into discussions with Jackson Hewitt to provide any Additional Services that (i) Jackson Hewitt is unable to obtain from a third party provider, (ii) are directly dependent upon or inextricably intertwined with the Services and (iii) were inadvertently and unintentionally omitted from the list of Services; provided, however, that Cendant Operations shall not be obligated to provide such Additional Services if, following good-faith negotiation, the Parties are unable to reach agreement on such terms.

Section 1.4    Term of Agreement and Services. The term of each Service identified in Exhibit A shall commence upon the Effective Date and, unless earlier terminated by the Parties as provided herein, shall expire on the date as set forth for each Service in Exhibit A (the “Term”).

Section 1.5    Subcontracting of Services. Jackson Hewitt acknowledges that prior to the Effective Date, Cendant Operations may have subcontracted with unaffiliated third parties to provide services in connection with all or any portion of the Services to be provided hereunder. Cendant Operations reserves the right to subcontract with unaffiliated third parties to provide the Services or to enter into new subcontract relationships for any Service provided that the level of service remains consistent with the level of service previously provided to Jackson Hewitt.

Section 1.6    Standard of Service. Cendant Operations agrees that in providing (or causing others to provide) the Services under this Agreement, it shall (and shall cause each affiliate or advisor and, to the extent practicable, any or other third-party service provider to): (i) conduct itself in accordance with (A) standards of quality consistent with the standards applied by Cendant Operations as of the Effective Date with respect to the specific matters in question, and (B) standards of quality consistent with those applied by Cendant Operations hereafter with respect to the specific matters in question in its own business; (ii) comply with all laws, regulations and orders applicable to the conduct of the activities contemplated hereby in all material respects; (iii) comply in all material respects with any applicable standards, procedures, policies, operating guidelines, practices and instructions set forth in Exhibit A, describing the relevant Services; and (iv) comply in all material respects with any commercially reasonable standards, procedures, policies, operating guidelines, practices and instructions imposed by third-parties in connection with the Services. Notwithstanding the foregoing, it shall not be deemed to be a breach of this Agreement if Cendant Operations fails to meet the standards required under this Section 1.6 because of the failure of Jackson Hewitt to cooperate with or provide information or services to Cendant Operations as required under this Agreement.

(a)    In addition to the provisions of Section 1.6, if Jackson Hewitt desires a higher quality of the Services than Cendant Operations is otherwise obligated to provide pursuant to Section 1.6 or any of the other provisions of this Agreement, including Exhibit A, Jackson Hewitt will be entitled to receive such higher level of quality after giving no less than 30 days’ prior written notice to Cendant Operations if (i) Jackson Hewitt agrees to pay for all additional Actual Costs associated with such increased level and (ii) in the sole judgment of Cendant Operations, such increased level does not impose an additional burden on Cendant Operations.

(b)    Cendant Operations shall promptly notify Jackson Hewitt of any event or circumstance of which Cendant Operations or any of its representatives has knowledge that would or would be reasonably likely to cause a disruption in the Services.

Section 1.7    Right to Decline Services. Notwithstanding anything contained herein or in Exhibit A, Cendant Operations may decline to provide all or any part of any particular Services, if Cendant Operations reasonably believes that the performance of its obligations relating thereto would violate any applicable law, regulation, judicial or administrative ruling or decision, any property right or agreement or any announcement, policy or standard applicable to its business, but only (a) to the extent reasonably necessary for Cendant Operations to ensure compliance therewith, (b) after Cendant Operations has applied commercially reasonable efforts to reduce the amount and/or effect of any such restrictions and (c) after Cendant Operations has delivered written notice to Jackson Hewitt specifying in reasonable detail the nature of the applicable restrictions and of any proposed resulting modification in Cendant Operations’s obligations.

Section 1.8    Compensation and Other Payments. Jackson Hewitt agrees to pay Cendant Operations, in accordance with Section 1.9, an amount equal to the sum of the following items (collectively, the “Jackson Hewitt Payables”):

(a)    An amount in cash equal the amounts set forth in Exhibit A;

(b)    If applicable, the Actual Cost of any Additional Services provided by Cendant Operations pursuant to Section 1.2; and

(c)    If applicable, incremental increases in the Actual Cost of Services for increased levels of Services provided by Cendant Operations pursuant to Section 1.6(a).

Section 1.9    Billing and Payment Terms.

(a)    Jackson Hewitt agrees to pay Cendant Operations in accordance with, and subject to, the billing and payment terms set forth in Exhibit A for each of the Services. Amounts not paid in accordance with this Section 1.9(a) within the period due as set forth in Exhibit A shall accumulate interest at the rate of 10 percent per annum or the maximum lawful rate, whichever is less (such rate being referred to herein as the “Interest Rate”). Upon the termination of the Services, Cendant Operations will invoice Jackson Hewitt for Services incurred or other applicable charges since the last invoice in accordance with the terms and conditions set forth herein and in Exhibit A.

(b)    In the event Jackson Hewitt does not pay any sum, or any part thereof, in accordance with this Section 1.9, Cendant Operations shall, effective 30 days following the delivery of written notice to Jackson Hewitt of such payment default, have no further obligation pursuant to this Agreement to provide Services to Jackson Hewitt until such unpaid balance plus all accrued interest at the applicable Interest Rate shall have been paid; provided that Cendant Operations shall not be relieved of any of its obligations to provide Services pursuant to this Agreement if, following the delivery of such written notice but prior to 30 days following such delivery, Jackson Hewitt delivers written notice to Cendant Operations written notice setting forth in detail the reasons that such charges are not due and payable. If Cendant Operations determines in good faith that such amounts are still due and payable and Jackson Hewitt has not paid such amounts within five (5) Business Days of such notice, Cendant Operations may suspend all Services under this Agreement and the disputed invoices shall be referred to resolution under Section 11.7 hereunder.

(c)    Jackson Hewitt shall promptly notify Cendant Operations in writing of any amounts billed to it that are in dispute. Upon receipt of such notice, Cendant Operations will research the items in question in a reasonably prompt manner and cooperate to resolve any differences with Jackson Hewitt. In the event that the Parties mutually agree that any amount that was paid by Jackson Hewitt was not properly owed, Cendant Operations will refund that amount to Jackson Hewitt within 20 days of the delivery of such notice (or, alternatively, Cendant Operations may deduct the dollar amount from the next invoice submitted to Jackson Hewitt). In the event agreement is not reached by the Parties within 30 days of delivery of the notice referred to above, the matter shall be referred to resolution in accordance with Section 11.7.

Section 1.10    Interruption of Services. Except as otherwise provided herein, Cendant Operations will use its commercially reasonable efforts to provide uninterrupted Services through the Term. In the event, however, that Cendant Operations or its respective suppliers or subcontractors are wholly or partially prevented from providing a Service or Services to Jackson Hewitt or if a Service or Services are interrupted or suspended, in either case by reason of any force majeure event set forth in Section 11.1, or Cendant Operations shall deem it reasonably necessary to suspend delivery of a Service hereunder for purposes of maintenance, repair or replacement of equipment parts or structures, Cendant Operations shall not be obligated to deliver such Service during such periods provided that Cendant Operations: (a) has given, whenever possible, reasonable written notice of the interruption in accordance with Section 11.6 within a reasonable period of time, explaining the reason, purpose and likely duration thereof; and (b) use commercially reasonable efforts to minimize the duration and impact of the interruption. If such interruption of Services has a significant negative impact on Jackson Hewitt’s business and Cendant Operations cannot readily reinstate the Service involved, Cendant Operations will use its commercially reasonable efforts to assist Jackson Hewitt in securing alternative services to minimize such negative impact on Jackson Hewitt.

Section 1.11    Supervision and Compensation. Cendant Operations shall select, employ, pay, supervise, direct and discharge all the personnel providing Services hereunder. Subject to Section 1.7, Cendant Operations shall be solely responsible for the payment of all benefits and any other direct and indirect compensation for Cendant Operations personnel assigned to perform services under this Agreement, as well as such personnel’s worker’s compensation insurance, employment taxes, and other employer liabilities relating to such personnel as required by law. Cendant Operations shall be an independent contractor in connection with the performance of Services hereunder and the employees performing Services in connection herewith shall not be deemed to be employees of Jackson Hewitt.

Section 1.12    Staffing of Personnel. Cendant Operations shall be solely responsible for assigning personnel to perform the Services, which personnel will be instructed by Cendant Operations to perform the Services in a timely, efficient and workmanlike manner.

ARTICLE II

COSTS AND EXPENSES RELATED TO THE INITIAL PUBLIC OFFERING

Section 2.1    Allocation of Costs and Expenses. Cendant shall pay for all fees, costs and expenses incurred by Jackson Hewitt directly related to the Initial Public Offering, including, but not limited to, any and all fees, costs and expenses related to (a) the preparation and negotiation of this Agreement and of all of the documentation related to the Initial Public Offering, (b) the preparation and execution or filing of any and all further documents, agreements, forms, applications, contracts or consents associated with the Initial Public Offering, (c) Jackson Hewitt’s organizational documents, (d) the preparation, printing and filing of the IPO S-1 and any registration statements on Form S-8 relating to the Initial Public Offering, including all fees and expenses of complying with applicable federal, state or foreign securities laws and domestic or foreign securities exchange rules and regulations, together with fees and expenses of counsel retained to effect such compliance, (e) the preparation, printing and distribution of each of the prospectuses for the Initial Public Offering, (f) the initial listing of the Common Stock on the New York Stock Exchange and (g) the preparation, prior to the Closing Date, of the documentation related to implementing Jackson Hewitt’s employee benefit plans, retirement plans and equity-based plans as a result of the Initial Public Offering. Notwithstanding the foregoing, Cendant shall not be responsible for the payment of any costs and expenses (including, without limitation, legal fees) incurred by Jackson Hewitt in connection with any exercise by the underwriters in the Initial Public Offering of their option to purchase additional shares of Common Stock, the Debt Financing or the negotiation of the Program Agreement, dated as of May 5, 2004, by and between Jackson Hewitt Inc. and Santa Barbara Bank & Trust.

ARTICLE III

MUTUAL OBLIGATIONS; COVENANTS

Section 3.1    Legal Actions.

(a)    Within five Business Days of any Party becoming a party to, or threatened with, or otherwise receives notice of, any legal or regulatory proceeding or investigation (including inquiries or complaints from any federal agency, state attorney general’s office, from a legislator on behalf of a constituent or from any Better Business Bureau or similar organization) (in each case, a “Proceeding”) arising out of or in connection with the Services provided hereunder, it is agreed that such Party will promptly provide written notification of such event to the other Party and, to the extent reasonably requested or appropriate, the other Party will cooperate with such Party to defend, settle, compromise or otherwise resolve such Proceeding; provided that any costs incurred by the other Party related to its cooperation shall be borne by the Party against whom the Proceeding has been brought if it is determined that such Party has been negligent or engaged in willful misconduct.

(b)    No Party shall have the authority to institute, prosecute or maintain any Proceeding on behalf of the other Party without the prior written consent of the other Party.

(c)    This Section 3.1 shall not apply to the extent provided otherwise by the provisions of Article IV or Article VIII.

Section 3.2    Providing Periodic Reports. Cendant Operations will provide, upon reasonable written notice, such periodic reports with respect to the Services it provides hereunder as are reasonably requested by Jackson Hewitt, including such reports as are specified in Exhibit A.

Section 3.3    Public Announcements. Neither Cendant Operations nor Jackson Hewitt shall issue a press release or other public announcement making reference to the other Party, the other Party’s products or the Services provided hereunder, other than in the Registration Statement or Prospectus or otherwise required by law, unless such Party has received the written approval of the other Party with respect to the proposed text of such press release or announcement, which approval shall not be unreasonably withheld or delayed, and neither Party shall make or publish any statement that is, or may be reasonably considered to be, disparaging of the other Party or its affiliates, directors, employees, products or services.

Section 3.4    Means of Providing Services. With respect to any particular Service(s) to be provided hereunder, Cendant Operations shall, unless otherwise specified in Exhibit A, determine the means and resources used to provide such Service(s) in accordance with its prudent business judgment; provided that Cendant Operations shall not take any action with respect to its provision of such Service(s) that materially increase the cost to Jackson Hewitt, except as required to provide such

Services, or that significantly disrupt Jackson Hewitt operations or materially increase the scope of its responsibility under this Agreement.

Section 3.5    Further Assurances. Each of Cendant Operations and Jackson Hewitt shall execute and deliver such further documents and shall take such other actions as each of them may reasonably request of the other as may be necessary to effect or enable the provision of the Services contemplated hereunder.

ARTICLE IV

TAX MATTERS

Section 4.1    Preparation and Filing of Returns; Payment of Taxes. Jackson Hewitt shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns that are required to be filed by Jackson Hewitt or any of its Subsidiaries for all taxable years. Jackson Hewitt shall timely pay (or cause to be paid) all Taxes relating to Tax Returns required to be prepared and filed (or cause to be prepared and timely filed) by Jackson Hewitt pursuant to this Section 4.1.

Section 4.2    Indemnification.

(a)    Cendant shall indemnify and hold Jackson Hewitt and each of its Subsidiaries harmless from and against: (i) all Taxes imposed on Jackson Hewitt or any of its Subsidiaries under section 1.1502-6 of the Treasury Regulations (and corresponding provisions of state, local or foreign Tax law) as a result of Jackson Hewitt or any of its Subsidiaries being a member of a Cendant Income Tax Group, and (ii) all Losses relating or attributable to a breach of any covenant or obligation of Cendant or any of its Subsidiaries contained in this Article IV.

(b)    Jackson Hewitt shall, and shall cause its Subsidiaries to, indemnify and hold the Cendant Group harmless from and against: (i) all Taxes of relating or attributable to Jackson Hewitt and each of its Subsidiaries for all taxable periods, provided, however, that Taxes described in this Section 4.2(b)(i) shall not include any Taxes of a Cendant Income Tax Group imposed on Jackson Hewitt or any of its Subsidiaries under 1.1502-6 of the Treasury Regulations (and corresponding provisions of state, local and foreign Tax law); and (ii) all Losses relating or attributable to a breach of any covenant or obligation of Jackson Hewitt or any of its Subsidiaries contained in this Article IV.

Section 4.3    Amendments of Tax Returns; Refunds and Credits. Jackson Hewitt shall be entitled to amend any Tax Return required to be filed by Jackson Hewitt or any of its Subsidiaries pursuant to Section 4.1 of this Agreement. Jackson Hewitt shall be entitled to all refunds or credits relating to any Tax Return required to be filed by Jackson Hewitt or any of its Subsidiaries pursuant to Section 4.1 of this Agreement.

Section 4.4    Notice; Control of Contests. Each party shall promptly notify the other in writing of any notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination or other administrative or court proceeding, suit, dispute or other Tax claim (“Tax Claim”) that may reasonably be likely to result in liability for Taxes of the other party or any of its Subsidiaries; provided, however, that the failure by a party to promptly notify the other party of any such notice shall not relieve the first party from its obligations under this Article IV in whole or in part except to the extent the other party is materially and adversely prejudiced as a consequence of such failure. Jackson Hewitt shall control all contests relating to Tax Returns required to be filed by Jackson Hewitt pursuant to Section 4.1 hereof or Taxes for which Jackson Hewitt is required to indemnify Cendant pursuant to Section 4.2(b) hereof.

Section 4.5    Cooperation. Each Party and its Subsidiaries shall provide such cooperation and information as the other party shall reasonably request, on a timely basis, in connection with the preparation or filing of any Tax Return or claim for Tax Refund or in conducting any Tax audit, Tax examination, or Tax dispute. Notwithstanding anything to the contrary contained in this Agreement or otherwise, neither Jackson Hewitt nor any of its Subsidiaries shall have the right to receive or obtain any information relating to Taxes of Cendant, any of its Affiliates or any of its predecessors, in each case, other than information relating solely to Jackson Hewitt or any of its Subsidiaries.

Section 4.6    Tax Sharing Agreements. As of the Closing Date, all Tax Sharing Agreements (including the Cendant Tax Sharing Agreement) between Jackson Hewitt and/or any of its Subsidiaries, on the one hand, and Cendant and/or any of its Subsidiaries other than Jackson Hewitt and/or any of its Subsidiaries, on the other hand, shall be terminated as of the Closing Date and, after the Closing Date, none of such parties to any such Tax Sharing Agreement shall have any further rights or obligations under any such agreement. Notwithstanding anything to the contrary contained this Agreement, this Section 4.6 shall not operate to terminate any Tax Sharing Agreement (including the Cendant Tax Sharing Agreement) between or as its relates to Cendant, on the one hand, and any of its Subsidiaries (other than Jackson Hewitt and/or its Subsidiaries), on the other hand.

Section 4.7    Tax Treatment. The parties hereto agree that any payment made pursuant to this Article IV shall be treated as either (i) in the case of any payment made by Cendant to Jackson Hewitt, a capital contribution by Cendant to Jackson Hewitt made immediately prior to the Closing Date and (ii) in the case of any payment made by Jackson Hewitt to Cendant, a distribution by Jackson Hewitt to Cendant made immediately prior to the Closing Date.

Section 4.8    Survival; Conflicts. Notwithstanding any other provision of this Agreement to the contrary, all indemnities, covenants and obligations of the parties pursuant to this Article IV shall survive indefinitely. In the event of a conflict between this Article IV of this Agreement and the Cendant Tax Sharing Agreement or any other provision of this Agreement, this Article IV shall govern and control.

Section 4.9    Service Taxes. Jackson Hewitt shall pay or cause to be paid all sales, service, valued added, use, excise, occupation, and other similar taxes and duties (together in each case with all interest, penalties, fines and additions thereto) that are assessed against either party on the provision of Services as a whole, or any particular Service (including with respect to amounts paid by Cendant to third parties), including Additional Services, received by Jackson Hewitt or any of its Subsidiaries from Cendant or any of its Affiliates pursuant to the terms of this Agreement (collectively, “Service Taxes”). If required under applicable law (or, in the case of Service Taxes relating to amounts paid by Cendant to third parties), Cendant shall invoice Jackson Hewitt for the full amount of all Service Taxes, and Jackson Hewitt shall pay, in addition to the other amounts required to be paid pursuant to the terms of this Agreement, such Service Taxes to Cendant.

Section 4.10    Limitation of Damages. Notwithstanding anything to the contrary contained in this Agreement, Cendant shall not be liable for any claim in respect of Services relating to Taxes or Tax Returns of Jackson Hewitt or any of its Subsidiaries (including those Services provided by Cendant to Jackson Hewitt set forth in Exhibit A-1 and Exhibit A-10), except to the extent that such claim arises from the willful misconduct or gross negligence of Cendant.

ARTICLE V

ACCESS TO INFORMATION, PERSONNEL AND HISTORICAL RECORDS

Section 5.1    Information and Personnel Shared Historical Records. Within 30 days of the Effective Date, Cendant shall deliver to Jackson Hewitt copies of all historical records, including but not limited to, the books, records, and such other records, files, information and/or data, or portions thereof (the “Records”), related primarily to the business of Jackson Hewitt. The provision of any Records shall not be deemed a waiver of any Privilege and the parties shall use reasonable efforts to maintain and protect such Privileges with reasonable prior notice and in consultation with the other parties.

Section 5.2    Access to Information. Subject to the confidentiality provisions set forth in Article VI below and any other restrictions contained in this Agreement:

(a)    Cendant and Jackson Hewitt shall provide, upon written request, any information within such Party’s possession that the requesting Party reasonably needs (i) to comply with requirements imposed on the requesting Party by a governmental authority; (ii) for use by such requesting Party in any proceeding or to satisfy audit, accounting, tax or similar requirements; or (iii) to comply with such requesting Party’s obligations under this Agreement or any other agreement executed by Cendant and Jackson Hewitt in connection with this Agreement or the Initial Public Offering.

(b)    Jackson Hewitt shall provide to Cendant, at no expense to Cendant, all financial and other data and information that Cendant determines is necessary and advisable in the preparation of Cendant’s financial statements and any reports or filings with any governmental agency.

Section 5.3    Litigation Cooperation. The Parties agree to the extent reasonably necessary to cooperate and consult in the defense and settlement of any threatened or filed third-party action, claim or dispute which jointly involves Cendant or Jackson Hewitt or any of their Subsidiaries (“Third Party Action”) which primarily relates to matters, actions, events or occurrences taking place prior to the Closing Date. In addition, both Cendant and Jackson Hewitt will use their reasonable best efforts to provide assistance to the other Party with respect to any Third Party Action, and to make available to the other Party directors, officers, other employees and agents of such assisting Party as witnesses in legal, administrative or other proceedings. The Party providing information, consulting or witness services under this Section 5.3 shall be entitled to reimbursement from the other Party for reasonable and documented expenses. This Section 5.3 shall not apply to the extent provided otherwise by the provisions of Article IV or Article VIII.

Section 5.4    Attorney Client Privilege. Neither Cendant nor Jackson Hewitt will be required to provide any information pursuant to this Agreement if the provision of such information would serve as a waiver of any Privilege afforded such information.

ARTICLE VI

CONFIDENTIALITY

Section 6.1    Confidential Information. For purposes of this Agreement, “Confidential Information” means any information disclosed by a Party (the “Providing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement relating to the business, finances, technology or operations of the Providing Party. The Receiving Party will (a) treat as confidential all Confidential Information of the Providing Party, (b) not use such Confidential Information except to exercise its rights and perform its obligations under this Agreement, and (c) not disclose such Confidential Information to any third party. Each Party will use at least the same degree of care (and not less than a reasonable degree of care) it uses to prevent the disclosure of its own confidential information of like importance, to prevent the disclosure of the Providing Party’s Confidential Information including the execution of confidentiality agreements with its employees and consultants having access to such Confidential Information. Each Receiving Party will promptly notify the Providing Party of any actual or suspected misuse or unauthorized disclosure of the Providing Party’s Confidential Information.

Section 6.2    Exceptions. Confidential Information excludes information that: (a) was in the public domain at the time it was disclosed or has become in the public domain through no fault of the Receiving Party; (b) becomes known to the Receiving Party through lawful means, at the time of disclosure, and was acquired by such Receiving Party after the Effective Date as demonstrated by the Receiving Party; (c) was independently developed by the Receiving Party without any use of the Confidential

Information; or (d) becomes known to the Receiving Party, without restriction, from a source other than the Providing Party; provided that such information was provided (i) under the circumstances of disclosure that the Receiving Party does not have a duty of non-disclosure owed to such third party, (ii) to the Receiving Party’s knowledge, the disclosing party’s disclosure is not violative of a duty of non-disclosure owed to another, including the Receiving Party, and (iii) the disclosure by the third party is not otherwise unlawful. In the event that the Receiving Party, or any of its representatives, becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Providing Party’s Confidential Information, the Receiving Party shall provide prompt prior written notice of such requirement and cooperate with the Providing Party to obtain a protective order or similar remedy to cause the Providing Party’s Confidential Information not to be disclosed, including interposing all available objections thereto. In the event that such protective order or other similar remedy is not obtained, the Receiving Party shall furnish only that portion of the Providing Party’s Confidential Information that has been legally compelled and shall exercise commercially reasonable efforts to obtain assurance that “highly confidential” treatment will be accorded such Confidential Information.

Section 6.3    Additional Responsibilities. Each Party will inform its employees, agents and consultants having access to Confidential Information of the other Party of the confidentiality provisions hereof, and will diligently enforce such provisions, and will be responsible for actions of such employees, agents and consultants in this respect.

ARTICLE VII

DISCLAIMER AND LIMITATION OF LIABILITY

Section 7.1    Disclaimer of Warranties. CENDANT OPERATIONS MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT.

Section 7.2    Limitation of Consequential Damages. NO PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS OR REVENUE) RESULTING OR ARISING FROM THE SERVICES, ANY PERFORMANCE OR NONPERFORMANCE OF THE SERVICES OR TERMINATION OF THE SERVICES. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES OR OTHER RELIEF ARE SOUGHT BASED ON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY.

ARTICLE VIII

BUSINESS AND REGISTRATION STATEMENT INDEMNIFICATION

Section 8.1    General Cross Indemnification.

(a)    Cendant agrees to indemnify and hold harmless Jackson Hewitt and each of the officers, directors, employees and agents of Jackson Hewitt against any and all costs and expenses arising out of third party claims (including, without limitation, attorneys’ fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, “Losses”), in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, “Actions”), based on, arising out of, pertaining to or in connection with (i) any breach by Cendant of this Agreement or any other agreement between Cendant and Jackson Hewitt executed in connection with this Agreement and (ii) the operation or conduct of the business of Cendant, whether before, on or after the date hereof, other than the business of Jackson Hewitt, its Subsidiaries or its predecessors.

(b)    Jackson Hewitt agrees to indemnify and hold the Cendant Group and their officers, directors, employees and agents against any and all Losses, in each case, based on, arising out of, resulting from or in connection with any Actions, based on, arising out of, pertaining to or in connection with (i) any breach by Jackson Hewitt of this Agreement or any other agreement between Cendant and Jackson Hewitt executed in connection with this Agreement and the Initial Public Offering, (ii) the ownership or the operation of the assets or properties, and the operation or conduct of the business of, including contracts entered into and any activities engaged in by, Jackson Hewitt, its Subsidiaries and its franchisees, whether before, on or after the date hereof, including with respect to any pending litigation against the Cendant Group with respect thereto as of the date, (iii) any acts or omissions arising out of the performance of this Agreement or any other agreement between the Cendant Group and Jackson Hewitt executed in connection with this Agreement and the Initial Public Offering, whether in the past or future and (iv) any guaranty, keepwell or financial condition maintenance agreement of or by the Cendant Group provided to any Person with respect to any actual or contingent obligation of Jackson Hewitt or any of its Subsidiaries.

(c)    The indemnity agreement contained in Sections 8.1(a) and (b) shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

Section 8.2    Registration Statement Indemnification.

(a)    Jackson Hewitt agrees to indemnify and hold harmless Cendant and its officers, directors, employees and agents (collectively, the “Registration Indemnitees”) from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering

Document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with (i) information relating to Cendant (other than the Jackson Hewitt business) furnished in writing to Jackson Hewitt by Cendant relating to information specifically about Cendant (other than the Jackson Hewitt business) in any Offering Document expressly for use in such Offering Document and (ii) information relating to any underwriter furnished in writing to Jackson Hewitt by or on behalf of such underwriter expressly for use in such Offering Document.

(b)    Cendant agrees to indemnify and hold harmless Jackson Hewitt and its officers, directors, employees and agents, to the same extent as the foregoing indemnity from Jackson Hewitt to each Registration Indemnitee, but only with respect to (i) information relating to Cendant (other than the Jackson Hewitt business) furnished in writing to Jackson Hewitt by Cendant relating to information specifically about Cendant (other than the Jackson Hewitt business) expressly for use in any Offering Document. For purposes of this Section 8.2(b), any information relating to any underwriter that is contained in an Offering Document shall not be deemed to be information relating to a Registration Indemnitee. If any Action shall be brought against Jackson Hewitt, any of its directors, officers, employees or agents, based on any Offering Document and in respect of which indemnity may be sought against a Registration Indemnitee pursuant to this paragraph (b), such Registration Indemnitee shall have the rights and duties given to Jackson Hewitt by Section 8.4 hereof (except that if Jackson Hewitt shall have assumed the defense thereof such Registration Indemnitee shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Registration Indemnitee’s expense), and Jackson Hewitt, its officers, directors, employees and agents shall have the rights and duties given to such Registration Indemnitee by Section 8.4 hereof.

Section 8.3    Contribution.

(a)    If the indemnification provided for in this Article VIII is unavailable to an indemnified party under Section 8.2 hereof in respect of any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of Jackson Hewitt on the one hand and the applicable Registration Indemnitee on the other in connection with the statements or omissions that resulted in such Losses. The relative fault of Jackson Hewitt on the one hand and the applicable Registration Indemnitee on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Jackson Hewitt on the one hand or by such Registration Indemnitee on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 8.4    Procedure. If any Action shall be brought against a Registration Indemnitee or any other person entitled to indemnification pursuant to this Article VIII (collectively with the Registration Indemnitees, the “Indemnitees”) in respect of which indemnity may be sought against Jackson Hewitt, such Indemnitee shall promptly notify Jackson Hewitt, and Jackson Hewitt shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such person unless (i) Jackson Hewitt has agreed in writing to pay such fees and expenses, (ii) Jackson Hewitt has failed to assume the defense and employ counsel, or (iii) the named parties to an Action (including any impleaded parties) include both an Indemnitee and Jackson Hewitt and such Indemnitee shall have been advised by its counsel that representation of such indemnified party and Jackson Hewitt by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case Jackson Hewitt shall not have the right to assume the defense of such Action on behalf of such Indemnitee). It is understood, however, that Jackson Hewitt shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified persons not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. Jackson Hewitt shall not be liable for any settlement of any such Action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such Action, Jackson Hewitt agrees to indemnify and hold harmless each Indemnitee, to the extent provided in the preceding paragraph, from and against any Losses by reason of such settlement or judgment.

Section 8.5    Other Matters.

(a)    No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

(b)    Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VIII shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article VIII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, Jackson Hewitt, its directors, officers, employees or agents and (ii) any termination of this Agreement.

(c)    The parties hereto shall, and shall cause their respective subsidiaries to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article VIII are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to herein.

ARTICLE IX

OTHER PROVISIONS

Section 9.1    Records. Cendant Operations agrees to maintain accurate records arising from or related to any Services provided hereunder, including accounting records and documentation produced in connection with the rendering of any Services. Cendant Operations accounting records shall be reasonably sufficient to permit the computation and verification of all payments due hereunder.

Section 9.2    Inspection Rights. During the Term and for 60 days thereafter, Cendant Operations shall, upon 20 days’ prior written notice from Jackson Hewitt, permit Jackson Hewitt or its authorized representatives to inspect and audit Cendant Operations records relating to the Services during regular business hours; provided that Jackson Hewitt shall comply with Cendant Operations reasonable security and safety procedures as such procedures are communicated to Jackson Hewitt and that any expenses (including relating to copying) in connection the inspection or audit shall be the sole obligation of Jackson Hewitt.

Section 9.3    Non-Solicitation. For a period of two years following the Closing Date, neither Cendant on the one hand nor Jackson Hewitt on the other hand will, without the prior written consent of the other party, either directly or indirectly, on their own behalf or in the service or on behalf of others, solicit, or attempt to solicit, any person employed by the other party whose annual base salary plus cash bonus exceeds $150,000, excluding any equity-based compensation element of such bonus (the “Restricted Employees”), whether or not such employee is a full-time or a temporary employee of either Cendant or Jackson Hewitt (as applicable), and whether or not such employment is pursuant to written agreement; provided, that the foregoing will not (i) prevent either party from soliciting or hiring any such person after the termination of such employee’s employment by their respective employer unless specifically prohibited by such employee’s separation agreement, if any, with Cendant or Jackson Hewitt or (ii) prohibit either party from placing public advertisements or conducting any other form of general solicitation which is not specifically targeted towards the Restricted Employees; provided, further, that a general solicitation conducted by an employment agency on behalf of one of the parties which inadvertently contacts a Restricted Employee will not trigger this Section 9.3, so long as such Restricted Employee is not hired by such party conducting the general solicitation for employees.

ARTICLE X

TERMINATION

Section 10.1    Termination.

(a)    Any Service provided hereunder may be terminated (x) by mutual written agreement of the Parties, (y) as set forth in Exhibit A or (z) by either Party upon written notice to the other Party if:

(i)    the other Party fails to adequately perform in any material respect any of its obligations under this Agreement or otherwise breaches a material obligation under this Agreement (the “Defaulting Party”) and such failure to perform or breach of an obligation is not cured within 30 days of the date on which written notice is received by the Defaulting Party setting forth in reasonable detail the manner in which the Defaulting Party failed to perform its obligations hereunder; or

(ii)    the other Party makes a general assignment for the benefit of creditors, becomes insolvent, a receiver is appointed, or a court approves reorganization or arrangement proceedings.

(b)    Any Service or Services provided hereunder may be terminated by Cendant Operations upon written notice to Jackson Hewitt if performance of any such Service or Services has been rendered impossible or impracticable by reason of the occurrence of any of the events described in Section 11.1.

Section 10.2    Termination Notices. Any termination notice delivered by either Party shall specify the effective date of termination and, where applicable, in detail the Service or Services to be terminated.

Section 10.3    Consequences of Termination. In the event any Service is terminated for any reason (other than the expiration of the Term):

(a)    Upon request, each Party shall return to the other Party all tangible personal property, books and records owned by the other Party in their possession (including all Confidential Information) as of the termination date; and

(b)    Other than in the event of a termination that is the result of the expiration of the Term, as set forth in Exhibit A or pursuant to Section 10.1(b), Jackson Hewitt will be responsible to Cendant Operations for reasonable and proper termination charges that will include all reasonable cancellation costs incurred by Cendant Operations or costs for materials acquired in connection with the provision of the Services; provided, however, that Cendant Operations agrees to use commercially reasonable efforts to minimize the cost associated with such cancellation or materials.

Invoices for such charges shall be prepared in reasonable detail by Cendant Operations and payment shall be due 30 days from the date of such invoice.

Section 10.4    Survival. Expiration or termination of all or a portion of the Services for any reason shall not terminate the other obligations of the Parties hereunder, which shall survive any such termination. Subject to the foregoing, expiration or termination of the Services for any reason shall not terminate either Party’s obligations and rights arising out of any willful misconduct or gross negligence of the other Party occurring prior to such termination or expiration, including the obligation to pay any money owed hereunder up to or as a result of the termination of such Services.

ARTICLE XI

MISCELLANEOUS

Section 11.1    Force Majeure. Neither Party shall be responsible for the delay in the performance of any obligation hereunder due to labor disturbances, accidents, fires, storms, floods, earthquake, explosion, wars, acts of terrorism, riots, rebellions, insurrections, blockages, strike or labor disruption acts of governments, governmental requirements and regulations, restrictions imposed by law or any other similar conditions, beyond the reasonable control and without the fault or negligence of such Party, and the time for performance by such Party shall be extended by the period of such delay. Notwithstanding the foregoing, in no event shall Jackson Hewitt be relieved of its payment obligations to Cendant Operations for Services delivered.

Section 11.2    Assignment. Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any Party hereto under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the Parties without the prior written consent of the other Party; provided, however, that Cendant may assign any of the foregoing to one or more of its Subsidiaries. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Other than the indemnitees under Articles IV and VIII, nothing in this Agreement shall be construed to grant any person or entity not a Party any rights or powers whatsoever, and no person or entity shall be a third party beneficiary of this Agreement. Nothing in this Section 11.2 affects the ability of either Party to terminate any of the Services in accordance with the provisions of this Agreement.

Section 11.3    Relationship of the Parties. Neither Party is an agent of the other Party and neither Party has any authority to bind the other Party, transact any business in the other Party’s name or on its behalf, or make any promises or representations on behalf of the other Party unless provided for in Exhibit A or agreed to in writing. Each Party will perform all of its respective obligations under this Agreement as an independent contractor, and no joint venture, partnership or other relationship shall be created or implied by this Agreement.

Section 11.4    Governing Law and Submission to Jurisdiction. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect (to the fullest extent provided by law) to any choice or conflict of law provision or rule thereof which might result in the application of the laws of any other jurisdiction. Subject to Section 11.7, each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 11.6 (or to such other address for notice that such Party has given the other Party written notice of in accordance with Section 11.6) shall be effective service of process for any litigation brought against it in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

Section 11.5    Entire Agreement. This Agreement and the Exhibits referred to in this Agreement, which Exhibits as such Exhibits may be amended from time to time, are incorporated and made a part of this Agreement by reference, constitute the entire agreement between Cendant Operations, Cendant and Jackson Hewitt relating to the Services and obligations to be provided by the Parties, and there are no further agreements or understandings, written or oral, between the Parties with respect thereto.

Section 11.6    Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (that is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Cendant or Cendant Operations:

Cendant Corporation
9 West 57th Street
New York, New York 10019
Facsimile:	(212) 413-1922
Attention:	Eric J. Bock, Executive Vice President-Law and Corporate Secretary

If to Jackson Hewitt:

Jackson Hewitt Tax Service Inc.
7 Sylvan Way
Parsippany, New Jersey 07054
Facsimile:	(973) 496-2760
Attention:	Steven L. Barnett, Senior Vice President, General Counsel and Secretary

Copies of all notices hereunder shall be delivered to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile:   (212) 735-2000

Attention:     Gregory A. Fernicola, Esq.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m., New York City time, and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 11.7    Negotiation and Mediation.

(a)    Negotiation. In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, or the transactions contemplated hereby (a “Dispute”), upon the written notice of either Party hereto, the Parties shall attempt in good faith to negotiate a resolution of the Dispute. If the Parties are unable for any reason to resolve a Dispute within 30 days after the receipt of such notice, the Dispute shall be submitted to mediation in accordance with Section 11.7(b) hereof.

(b) Mediation.    Any Dispute not resolved pursuant to Section 11.7(a) hereof shall, at the request (the “Mediation Request”) of either Party (the “Disputing Party”), be submitted to mediation in accordance with the then-prevailing Commercial Mediation Rules of the American Arbitration Association, as modified herein (the “Rules”). The mediation shall be held in New York, New York. The Parties shall have twenty (20) days from receipt by a party of a Mediation Request to agree on a mediator. If no mediator has been agreed upon by the Parties within twenty (20) days of receipt by a Disputing Party (or Parties) of a Mediation Request, then any Party may request (on written notice to the other Party), that the American Arbitration Association appoint a mediator in accordance with the Rules. All mediation pursuant to this Section 11.7(b) shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the Parties during such mediation shall be admissible for any purpose in any subsequent proceedings. Neither Party shall disclose or permit the disclosure of any information about the evidence adduced or the documents produced by the other Party in the mediation proceedings or about the existence, contents or results of the mediation award without the prior written consent of such other Party except in the course of a judicial or regulatory proceeding or as may be required by law, rule or regulation or requested by a governmental authority or securities exchange. Before making any disclosure permitted by the preceding sentence, the Party intending to make such disclosure shall give the other Party a reasonable opportunity to protect its interests. If the Dispute has not been resolved within sixty (60) days of the appointment of a Mediator, or within ninety (90) days of receipt by a Disputing Party of notice in accordance with Section 11.6 (whichever occurs sooner) or within such longer period as the Parties may agree to in writing, then any Party may file an action on the Dispute in any court having jurisdiction in accordance with Section 11.4 herein.

Section 11.8    Conflicting Provisions. In the event any provision of Exhibit A conflicts with the provisions of this Agreement, the provisions of this Agreement shall be controlling.

Section 11.9    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to a Party. Upon such determination that any term or other provisions are invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

Section 11.10    Interpretation.

(a)    When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(b)    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 11.11    Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by all Parties and delivered to the other Party.

Section 11.12    Further Cooperation. Each Party agrees to cooperate with the other, at any other Party’s request, to execute any and all documents or instruments, or to obtain any consents, in order to assign, transfer, perfect, record, maintain, enforce or otherwise carry out the intent of the terms of this Agreement.

Section 11.13    Amendment and Waiver. This Agreement (including Exhibit A) may not be amended or modified except by a writing signed by an authorized signatory of each Party. No waiver by any Party or any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default.

Section 11.14    Duly Authorized Signatories. Each Party represents and warrants that its signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary corporate or other appropriate action to execute this Agreement.

Section 11.15    Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLE WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 11.16    Descriptive Headings. The descriptive headings of the several articles and sections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

Section 11.17    No Third Party Beneficiaries. Other than the indemnitees under Articles IV and VIII, nothing in this Agreement shall convey any rights upon any person or entity, which is not a party or a permitted assignee of a party to this Agreement.

Section 11.18    Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

Section 11.19    Certain Definitions. For purposes of this Agreement:

(a)    “Actual Cost” means the actual cost incurred by the relevant division or business unit of Cendant providing the Services to Jackson Hewitt under this Agreement, which shall equal the sum (without duplication) of (x) all actual out-of-pocket costs, including any sales, use, excise, service, occupation, privilege, value-added or other similar taxes (together in each case with all interest, penalties, fines and additions thereto) in connection with the Services, paid by Cendant Operations to third parties in connection with providing such Services; (y) all direct or indirect costs incurred by Cendant Operations in connection with providing such Services; and (z) a reasonable allocation of all general overhead and other similar expenses attributable to the provision of the Services allocated in accordance with Cendant Operations’s then-existing methods for assessing and allocating similar such expenses among its Affiliates.

(b)    “Actions” has the meaning set forth in Section 8.1(a).

(c)    “Additional Services” has the meaning set forth in Section 1.2.

(d)    “Affiliate” or “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where “control“ means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

(e)    “Agreement” has the meaning set forth in the preamble to this Agreement.

(f)    “Business Day” or “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

(g)    “Cendant” has the meaning set forth in the preamble.

(h)    “Cendant Group” means Cendant, other than Jackson Hewitt and its Subsidiaries.

(i)    “Cendant Income Tax Group” means the federal affiliated group filing a consolidated income Tax Return, or any state, local or foreign, affiliated, consolidated, combined, unitary or similar group, of which Cendant or any of its Subsidiaries (other than Jackson Hewitt or any of its Subsidiaries) is the common parent and any of Jackson Hewitt and/or any of its Subsidiaries is a member.

(j)    “Cendant Operations” has the meaning set forth in the preamble.

(k)    “Cendant Tax Sharing Agreement” means the Tax Sharing Agreement effective as of the first day of the consolidated return year beginning January 1, 2003, by and between Cendant Corporation and those Subsidiaries that file a consolidated return with Cendant Corporation.

(l)    “Closing Date” has the meaning set forth in the preamble.

(m)    “Code” means the Internal Revenue Code of 1986, as amended.

(n)    “Common Stock” has the meaning set forth in the preamble.

(o)    “Confidential Information” has the meaning set forth in Section 6.1.

(p)    “Debt Financing” means the issuance by Jackson Hewitt of $175 million aggregate principal amount of floating rate senior notes and the $100 revolving credit facility entered into by Jackson Hewitt with a syndicate of financial institutions, both on the Closing Date.

(q)    “Defaulting Party” has the meaning set forth in Section 10.1(a).

(r)    “Dispute” has the meaning set forth in Section 11.7(a).

(s)    “Disputing Party” has the meaning set forth in Section 11.7(b).

(t)    “Effective Date” has the meaning set forth in the preamble.

(u)    “Indemnitees” has the meaning set forth in Section 8.4.

(v)    “Initial Public Offering” means the proposed initial public offering of the Common Stock as contemplated by the IPO S-1 pursuant to which Cendant will dispose of all of its ownership stake in Jackson Hewitt.

(w)    “Interest Rate” has the meaning set forth in Section 1.9(a).

(x)    “IPO S-1” means Jackson Hewitt’s registration statement on Form S-1 (No. 333-113593) relating to the Initial Public Offering, as the same may be amended or supplemented from time to time.

(y)    “IRS” means the Internal Revenue Service.

(z)    “Jackson Hewitt” has the meaning set forth in the preamble.

(aa)    “Jackson Hewitt Payables” has the meaning set forth in Section 1.8.

(bb)    “Losses” has the meaning set forth in Section 8.1(a).

(cc)    “Mediation Request” has the meaning set forth in Section 11.7(b).

(dd)    “Offering Document” means the Registration Statement and the Prospectus and the private placement memorandum and the confidential offering memorandum utilized in connection with the Debt Financing, as applicable, as well as any other disclosure document or other information provided to prospective investors used in connection with the Initial Public Offering or the Debt Financing.

(ee)    “Party” or “Parties” has the meaning set forth in the preamble.

(ff)    “Privilege” means any privilege, including privileges arising under or related to the attorney-client or attorney work product privileges.

(gg)    “Proceeding” has the meaning set forth in Section 3.1(a).

(hh)    “Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

(ii)    “Providing Party” has the meaning set forth in Section 6.1.

(jj)    “Receiving Party” has the meaning set forth in Section 6.1.

(kk)    “Records” has the meaning set forth in Section 5.1.

(ll)    “Registration Indemnitee” has the meaning set forth in Section 8.2(a).

(mm)    “Registration Statement” means the IPO S-1, including the Prospectus relating thereto, and amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement and Prospectus.

(nn)    “Restricted Employees” has the meaning set forth in Section 9.3.

(oo)    “Rules” has the meaning set forth in Section 11.7(b).

(pp)    “Securities Act” means the Securities Act of 1933, as amended.

(qq)    “Service Taxes” has the meaning set forth in Section 4.9.

(rr)    “Services” has the meaning set forth in Section 1.1.

(ss)    “Subsidiary” or “subsidiary” of shall include all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (a) in which Cendant Operations, Jackson Hewitt or Cendant, as applicable, owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (b) of which Cendant Operations, Jackson Hewitt or Cendant, as applicable, otherwise directly or indirectly controls or directs the policies or operations and (c) which would be considered subsidiaries of Cendant Operations, Jackson Hewitt or Cendant, as applicable, within the meaning of Regulation S-K or Regulation S-X of the General Rules and Regulations under the Securities Act.

(tt)    “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, add valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge or any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any governmental entity.

(uu)    “Tax Claim” has the meaning set forth in Section 4.4.

(vv)    “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

(ww)    “Tax Sharing Agreement” means any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten.

(xx)    “Third Party Action” has the meaning set forth in Section 5.3.

(yy)    “Treasury Regulations” means the United States Tax regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding United States Tax regulations).

(zz)    “Term” has the meaning set forth in Section 1.4.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf on the day and year first above written.

JACKSON HEWITT TAX SERVICE INC.

By:

Name:
Title:

CENDANT OPERATIONS, INC.

By:

Name:
Title:

CENDANT CORPORATION (for the applicable provisions of Articles IV, V, VI, VII, VIII, IX and XI only)

By:

Name:
Title:

EXHIBIT A

Exhibit A-1

Tax Administration

Parties Involved:

Cendant Operations, Inc. (CD)

Jackson Hewitt Tax Service Inc. (JH)

Services and Term:

•	CD shall provide Federal, State and local income tax preparation services to JH for purposes of preparing the 2003 tax return and the stub period tax return from January 1, 2004 to the date of the planned initial public offering of JH. CD shall provide sales and use tax report filing for JH through 6/30/05.

•	CD shall provide tax-planning services to JH as reasonably requested by JH through 6/30/05.

•	CD shall prepare FAS 109 tax calculations for preparation of JH quarterly and annual financial statements through 6/30/05.

•	This Exhibit A-1 to the Agreement may be extended for 6 months through 12/31/05, provided both parties agree to such extension in writing.

•	CD cannot terminate the services set forth in this Exhibit A-1 until 6/30/05. Thereafter, if this Exhibit A-1 is extended, CD must provide JH 60 days prior written notice to terminate the Services provided to JH.

•	JH can terminate the services at any time upon 30 days’ prior written notice to CD. JH must pay all fees incurred up to, and including, the date of termination.

Fees and Payment Terms:

JH will pay CD an amount equal to $150 per “person” hour spent, which shall be billed, to JH within 30 days of the end of each month. Such bill shall be payable by JH within 30 days of the invoice date.

Service Level Standards:

Each Party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in question, and (B) those standards such Party hereafter applies in its own business; and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the Services in question.

Exhibit A-2

Human Resources

Parties Involved:

Cendant Operations, Inc. (“Cendant”) and Jackson Hewitt Tax Service Inc. (“JH”).

Services:

Cendant will provide to JH certain human resources and administrative services as follows:

(a)	Employee Welfare Benefits:

(i)	Cendant will provide to active JH employees and JH COBRA participants administrative services for those benefits described below in this paragraph. JH will adopt and maintain new employee benefit plans with the same vendors currently used by Cendant. Cendant will continue to provide all administrative services for these new JH plans through the remainder of 2004. The summary plan description for the Cendant plans will remain in place for the new JH medical, dental and vision plans, except that JH will distribute to all participants an SPD supplement explaining any differences between the Cendant plans and the new JH replacement plans, and further explaining that JH is the sponsor of the new JH replacement plans. JH will distribute new summary plan descriptions for all other plans. The benefits subject to this paragraph are medical, dental and vision benefits, and accidental death & dismemberment, group term life insurance, short term disability and long term disability benefits.

(ii)	Cendant will provide JH with assistance in setting up new welfare benefit plans to be sponsored by JH and to commence in 2005, when transitional administrative services by Cendant end. Cendant will provide consulting services to JH relating to the selection of benefit vendors and structuring future benefit plan designs and costs.

(iii)	Cendant will continue to work out claim processing with current vendor, Core, for short term disability, long term disability and accidental death & dismemberment plan for the JH employees through December 31, 2004, except that JH, and not Cendant, will be the fiduciary of such plans.

(iv)	Cendant will cause “The Answer Place” to continue to provide assistance with benefit plans and other matters, subject to any practical limitations determined by Cendant.

(v)	Cendant business & travel accident insurance will terminate effective as of the closing of the initial public offering. Cendant will provide

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consulting services assisting JH in identifying and selecting replacement coverage.

(b)	Retirement Plans:

(i)	Cendant will provide consulting services relating to developing a new 401(k) plan to be sponsored by JH effective on the date of initial public offering, as well as relating the communications to employees about such plan.

(ii)	Cendant will work with Merrill Lynch to perform an “asset spin-off” of current employees of JH to the new JH 401(k) plan, subject to the terms of the applicable plans and applicable law.

(iii)	Cendant will work with Merrill Lynch and JH to develop and acceptable method to transfer existing loan balances to new JH 401(k) plan, subject to the terms of the applicable plans and applicable law.

(c)	ESPP

(i)	Cendant will provide consulting assistance to JH in establishing an administration system for the Employee Stock Purchase Plan adopted by JH.

(d)	HRTS/Payroll

(i)	Cendant will create any data files in the form requested by JH for purposes of transitioning payroll and HRTS data to JH vendors, and assist in mapping data as necessary.

(e)	Compensation:

(i)	Cendant will provide consulting assistance to JH in establishing an administration system for the JH 2004 Equity and Incentive Plan.

(f)	Gym Access:

(i)	Cendant will provide to all JH employees (current and new) continued access to the company gym at 1 Campus only. Employees utilizing the company gym must use the employee entrance at 1 Campus, located on the first floor.

(ii)	Cendant will continue to process gym membership fees through payroll deductions on a bi-weekly basis through December 31, 2004, at which time all memberships to the company gym will cease. Cendant will require JH employees to enroll as new members beginning January, 2005 for a period of 8 months; payments must be made in full in the form of a check or money order made payable to Cendant Corporation.

Cendant may also provide to JH additional services to be reasonably agreed upon by the parties on an as-needed basis and subject to the mutual agreement of fees to be

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charged for such services. Such services may include administrative fees based on ongoing support from the Cendant Benefits Team.

Cendant Enterprise HR will provide support and guidance to JH for purposes of setting up new plans and policies associated with all HR processes.

Term:

(i)	Cendant Enterprise HR will be required to perform the services through 12/31/04, except as noted above.

(ii)	JH can terminate the services at any time upon 30 days prior written notice to Cendant.

Fees and Payment Terms:

(i)	Fees will be consistent with charges under current allocation methodology utilized in the first half of 2004; provided that such amount is, subject to change in the event JH is able to assume responsibility during the transition. JH would need to submit a written notice affecting this change within 30 days of termination of this contract.

(ii)	Any cost for creating data file to new payroll/HRTS vendor, as stated in current cost structure with Accenture.

(iii)	Any cost from CORE as a result of claims processing associated with STD and LTD.

(iv)	Fees are payable to Cendant within 30 days of the invoice date.

Service Level Standards:

Each party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in question, and (B) those standards such party hereafter applies in its own business with respect to third parties for the specific matters in question; and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the Services in question.

Exhibit A-3

Event Marketing

Parties Involved:

Cendant Operations, Inc. (CD) and Jackson Hewitt Tax Service Inc. (JH)

Services:

CD will provide event planning and management services for JH’s annual franchisee convention and annual Preferred Client Group event. The scope of support services to be provided by CD includes financial tracking of budgeted and actual event expenses, operational and logistics management of the events and production of the event programs. Specific support to be provided for each event will be detailed in a scope of support and estimated time summary document.

This support will require a continued collaboration with JH’s Chief Executive Officer, his senior leadership team and staff to develop, plan and produce the events requested. The process involves twelve months of integration with typically the most intense time is spent beginning six months prior to the actual event.

Fees and Payment Terms:

The fees for providing the event planning services summarized above for the 2004 event year will be (i) $88,000 annually or $7,333 per month for the annual franchisee convention and (ii) $5,000 annually or $417 per month for the Preferred Client Group event. The fees for subsequent event years will increase by up to 5% per annum and will be based on CD’s internal allocation of cost calculations. Fees are payable to CD within 30 days of the invoice date.

The direct costs of the events planned and managed by CD are the responsibility of JH. CD Event Marketing senior management will negotiate the terms and conditions of necessary agreements for the events and an authorized officer of JH will execute the agreements. Any liabilities under such agreements will be the responsibility of JH. Any agreements executed by CD Event Marketing prior to the effective date of this agreement for events to occur during the 2004 and 2005 event years are the responsibility of JH. Any liabilities under such agreements will be the responsibility of JH.

CD will audit invoices as received and indicate approval that services were provided and/or merchandise was received and then will forward to JH for payment. CD expects that JH will process these invoices within the payment terms reflected on the invoice to maintain credit worthiness with vendors utilized to plan the events.

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Term:

These services will be provided for the 2004 and 2005 event years. To the extent that services are requested for event year 2006, notification is required by April 1, 2005 and the fee and payment terms defined above would be applied.

Cancellation of Services:

If services are cancelled after services have been contracted, any applicable losses, damages or cancellation fees are the responsibility of JH.

Service Level Standards:

Each Party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in question, and (B) those standards such Party hereafter applies in its own business; and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the Services in question.

Exhibit A-4

Financial Systems Management

Parties Involved:

Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”)

Cendant Operations, Inc. (“Cendant”)

Services:

Oracle Application Processing to include:

•	Establish new flex field value or account code combination within 24 hours of flex field being approved value or account code combination (to the extent Cendant allows a representative from each business unit to handle the setup of account code combinations, Jackson Hewitt would be granted the same privileges)

•	Maintain current reporting environment

•	Opening and Closing of Periods

•	Confirm Interfaces processed without exceptions

Hyperion	Application Processing to include:

•	Maintain chart of accounts; Normal monthly maintenance requests

•	Maintain current reporting environment

•	Modification of rollup structure

GEAC	Application Processing to include:

•	Maintain chart of accounts

•	Maintain current reporting environment

Service	Level Requirements:

Cendant will respond to support issues within one hour during a month end/quarter close cycle or within 3 hours for all other times. Cendant will employ the necessary steps to reach resolution within 2 days.

Fees and Payment Terms:

Jackson Hewitt will pay Cendant a fee based on a 5% portion of the overall Cendant department cost on a monthly basis or $1,700 per month, whichever is higher.

Costs to setup Jackson Hewitt as a stand-alone company are included in the monthly service charge. However, if the number of man-hours involved exceeds 40 hours, then JH would be required to pay Cendant for each additional hour beyond 40 hours at a rate of $75 per hour.

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Fees are payable to Cendant within 30 days of the invoice date.

Term:

Term of services will be through December 31, 2005 commencing with the Effective Date.

Early Termination Rights:

Jackson Hewitt has the ability to terminate the services with 30 days written notice.

Exhibit A-5

Treasury Services

Parties Involved:

Cendant Operations, Inc. (CD) (“Treasury”) and Jackson Hewitt Tax Service Inc. (JH).

Services:

CD will provide to JH general treasury functions including, but not limited to:

•	Consolidation of cash
•	Investing of excess cash
•	Execution of wire transfer requests
•	Completion of all requisite bank documentation
•	Maintenance of all bank accounts including tracking of such accounts on a database
•	Receipt and review of all bank cash management charges
•	Access to on-line banking software (either through software installed on JH desktop computers or via Internet connection)
•	Receipt of periodic files for completion of general ledger entries
•	Generally related matters in connection therewith.

CD may also provide to the JH services other than the services set forth in the immediately foregoing paragraph of this Exhibit A-5 on an as-needed basis and subject to the mutual agreement of fees to be charged for such services. Such services may include counsel with regard to bank funding arrangements, procurement of a revolving line of credit, access to the capital markets and implementation of derivative type instruments.

To the extent JH would rely on CD to contract letters of credit (“LOCs”) on JH’s behalf, such LOCs will only be obtained in the event that JH has a revolving line of credit with provision for obtaining such obligations.

CD will provide support and guidance to JH for purposes of setting up its Treasury functions including selecting the bank partner, setting up wire transfer software, handling bank documentation, etc. in order to meet the 12/31/04 transition deadline at no additional cost to JH.

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Term:

•	CD will be required to perform the services through 12/31/04.

•	The services under this Exhibit A-5 may be extended for 6 months through 6/30/05, provided both parties agree to such extension in writing.

•	CD cannot terminate the services set forth in this Exhibit A-5 until 12/31/04. Thereafter, if these services are extended, CD must provide 60 days prior written notice to terminate the services provided to JH.

•	JH can terminate the services at any time upon 30 days prior written notice to CD. JH must pay all fees incurred up to, and including, the date of termination.

Fees and Payment Terms:

A fee of $5,000 per month for the services set forth on this Exhibit A-5; provided that such amount is, subject to change in the event JH has more than 60 bank accounts and requests completion of more than 20 wires per month. Such fees are payable to Cendant within 30 days of the invoice date.

Service Standards:

Each party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in question and (B) those standards such party hereafter applies in its own business with respect to third parties for the specific matters in question; and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the Services in question.

Special Requirements:

•	JH will designate counsel to support the completion of bank documentation by the transaction date. To the extent JH does not contract with CD (Legal) for such Services, JH will provide signatures for the completion of signature cards, incumbency certificates and treasurer certificates as required by the bank documentation.

•	JH distribution accounts must be on “Positive Pay” or have a similar mechanism to prevent external fraud.

•	CD, in its sole discretion, has the right to select institutions to provide the services set for in this Exhibit A-5. CD will not provide JH with any desktop computers or servers that may be necessary to run “bank software” or access “bank systems” for informational purposes.

•	JH agrees to safeguard any and all passwords or other authentication mechanisms or general accessibility as provided by the bank(s).

•	JH must provide an investment policy and a wire transfer policy, including both signature cards for persons designated as having signing authority and contact information for such persons by the transaction date. JH must designate a Treasurer and Secretary by the transaction date for facilitation of the bank

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documentation. JH must also ensure that adequate documentation is completed to permit CD to provide the Services set forth in this Exhibit A-5, including making necessary board resolutions, and identifying CD as having the authority to conduct treasury-related services on JH behalf.

Exhibit A-6

Revenue Audit Services

Parties Involved:

Cendant Operations, Inc. (CD) and Jackson Hewitt Tax Service Inc. (JH)

Services:

CD will provide franchise audit services on the Jackson Hewitt franchisee base to confirm the accuracy of franchisee royalty payments. CD will perform approximately 100 franchisee revenue audits during the May to November months (non-peak tax season) during the contract term. The audits will be performed substantially in accordance with the work program attached on Exhibit A-6.

During CD’s annual budgeting process JH will provide CD with the expected number of audits to be completed for the upcoming year. During March, JH will provide a detailed listing of specific franchisee audits for CD to perform. During the May to November revenue audit period, CD will provide JH with a monthly report detailing the specific audits to be performed and the status as to completion.

Term:

•	CD will provide the services through 12/31/05.

•	Both parties may extend the services for 1-year increments upon mutual agreement of economic terms.

•	JH has the ability to terminate the services at any time upon 30 days prior written notice.

•	CD cannot terminate the services set forth in this Exhibit A-6 until 12/31/04. Thereafter, CD must provide JH 120 days prior written notice to terminate the services provided to JH.

Fees and Payment Terms:

JH will pay CD based on actual hours incurred for performing the services. The rate charged to JH for such services will be $73 per hour incurred. The per hour rate includes estimated costs to be incurred for travel associated with providing the services. CD will bill JH within 30 days of the end of each month and such bill shall be payable within 30 days of the invoice date. Such rate will apply through 12/31/04 and is subject to renegotiation each year thereafter.

Service Level Standards:

Each party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in question, and (B) those standards such party hereafter applies in its own business

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with respect to third parties for the specific matters in question; and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the Services in question.

Exhibit A-7

Call Support

Parties Involved:

Jackson Hewitt Tax Service Inc. (JH)

Cendant Operations, Inc.(“Cendant”)

Services to be Provided:

Customer Service Contacts to include:

•	Answer calls from Jackson Hewitt Customer Service Line during the designated hours of operation which are 8:00 a.m. to 9:00 p.m. CST, 7 days per week for the period of January 20th through February 28th and the period of April 1st through April 15th. The hours of operation at all other times will be 9:00 a.m. to 7:00 p.m. CST.

•	Forward customer concerns to the Jackson Hewitt corporate office and the Jackson Hewitt Franchisees in accordance with procedures outlined by JH, which are attached hereto.

Fees and Payment Terms:

Jackson Hewitt agrees to pay a variable/fixed cost fee of $.95 per billable minute based on the average per minute charge for the period 2002 and 2003. The following variable and fixed costs are included in the per minute charge:

•	Variable:

o    Supervisor Wages

o    Agent Wages

o    Overtime

o    Taxes and Benefits

o    Bonus

o    Inbound Telecom

•	Fixed:

o    Outbound Telecom

o    Aberdeen Shared Allocation

o    T1 Allocation

o    Rent Allocation

Cendant will invoice JH by the 10th of each month for the prior month’s cost incurred. Payment is due to Cendant within 30 business days of receipt of the invoice. By January 31 of each year this agreement is in effect, Cendant will perform an analysis

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of actual year-to-date costs incurred versus charges billed and invoice/credit JH for the true-up to actual costs incurred. Supporting documentation for all billing will be provided, as requested by JH.

Term:

Term of services will be through December 31, 2005 commencing with the effective date.

Early Termination Rights:

JH has ability to terminate upon 60 days notice. Cendant may not terminate until 6/30/05 and then only upon 120 days notice.

Service Level Standards:

Each party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in questions, and (B) those standards such party hereafter applies in its own business; and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the services in question.

Exhibit A-8

Accounts Payable

Parties Involved:

Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”)

Cendant Operations, Inc. (“Cendant”)

Services:

Accounts Payable Processing to include:

•	All manual invoice keying in/processing

•	Review of vouchers for proper coding, authorized signatures, authenticity of invoices and reasonable account distribution

•	T&E report review for compliance with policy, proper approval, proper coding, authenticity of receipts

•	Set up of new vendors in Oracle, including obtaining tax information

•	Daily check runs with mailing within 24 hours

•	Problem resolution

•	Ensuring the A/P system interfaces with the GL

•	Issuance of manual checks

•	Year end issuance of 1099 forms

•	Gather monthly sales and use tax figures sent weekly

•	American Express Corporate Card Administration

Fees and Payment Terms:

Based on volume and actual costs incurred, Jackson Hewitt agrees to pay the following fees for regular accounts payable per item processed:

• Processing of an original invoice	$4.00

• Processing and payment of T&E report	$10.00

• Issuance of a manual check	$25.00

• Wire transfer or stop payment	$25.00

• Reissuance cost of a 1099 form	$20.00

Payment is due to Cendant via wire transfer within five business days for any disbursements made with respect to accounts payable and will be billed weekly. The processing fees are due on the 5th business day of the following month via wire transfer.

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Services:

1.	All SGA invoices will be paid according to vendor payment terms within 3-5 business days, from receipt of invoice by Cendant.

2.	All payment requests marked as “Priority” will be processed within 24 hours of receipt by Cendant and paid according to vendor terms, including Gold Guarantee Payments when excel spreadsheet is received.

3.	All check requests will be processed within 3-5 business days of receipt by Cendant and paid according to vendor terms.

4.	All T&E Reports will be coded and processed according to Cendant Travel and Entertainment policy within 3-5 business days, from receipt by Cendant.

5.	All SGA invoices, T&E Reports and check requests will be reviewed for authorized signatures. Any unauthorized documents will be sent back to the originator with correspondence.

6.	The matrix of authorized signers will be maintained in Shared Services AP. The CFO will approve all exceptions or changes.

7.	Sales & Use Tax payments will be tracked and summarized in the existing spreadsheet format by Shared Services AP. The summary report will be provided to the Tax Department monthly.

8.	All voids, stop payments and reissues will be processed in Shared Services AP.

9.	The Problem Resolution Team will answer all incoming phone calls regarding research of payment information.

10.	On the last business day of the month, Shared Services AP will run the prescribed period end process.

11.	All AP files for fiscal year will be maintained in Shared Services Accounts Payable or offsite storage.

Term:

Term of services will be through December 31, 2005 commencing with the effective date.

Early Termination Rights:

Jackson Hewitt may terminate the services with 30 days written notice.

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Service Level Standards:

Each party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in question, and (B) those standards such party hereafter applies in its own business; and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the services in question.

Exhibit A-9

Public and Regulatory Affairs

Parties Involved:

Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”)

Cendant Operations, Inc. (“Cendant”)

Services:

Cendant will provide Jackson Hewitt:

•	Continued support services to manage government relations activities, primarily at the state level.

•	Assistance in hiring a new “person” or firm to handle government relations responsibilities for Jackson Hewitt after the Effective Date

•	Coordinate the transition to a new hire or firm

•	Assistance in the immediate negotiation with lobbyists in critical states to represent Jackson Hewitt in the future

Fees and Payment Terms:

Jackson Hewitt agrees to pay a fixed fee of $7,000 per month for these services, including travel-related expenses, payable on the 10th of each month.

Term:

The term of this service is for 12 months from the Effective Date or as soon as Jackson Hewitt has secured and transitioned to a new “person” or firm. Jackson Hewitt must use its commercially reasonable efforts to transition to a new provider as soon as possible.

Early Termination Rights:

Jackson Hewitt has the ability to terminate the service with 30 days written notice. Cendant shall not have the right to terminate this service unless Jackson Hewitt has not paid the fees set forth above or has not used its commercially reasonable efforts to transition to a new provider.

Service	Level Standards:

Each party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in question, and (B) those standards such party hereafter applies in its own business;

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and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the services in question.

Exhibit A-10

Payroll

Parties Involved:

Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”)

Cendant Operations, Inc. (“Cendant”)

Services:

All services will be provided in the identical manner as exists prior to the close. This includes using the same Cendant benefits, Cendant Bank account, with the Cendant Treasurer’s signature on Cendant check stock. All processing will continue to run on the Cendant Payroll calendar – A Cycle, observing the same due dates for data submission.

Provide payroll and HR processing through December 31, 2004.

•	Processing new hires

•	Employee terminations

•	Time capture process which is currently on Cendant’s online system (Mytime)

•	Time needs to be submitted on Mytime or through timesheets if a change is required

•	Processing payroll checks/direct deposits

•	Manual checks

•	Providing necessary interface to GL

•	Ensuring benefits deductions are carried out

•	Interfacing with 3rd party benefit providers

•	Interfacing with originating bank for direct deposit payments

•	Processing check reconciliation files

•	**Positive pay return resolution for check processing

•	Payroll distribution services – checks/advices

•	Garnishment processing

•	Unclaimed wage processing

•	Cash transfer processing

•	Special Off Cycle Payroll Runs for Quarter End Adjustments

**Cendant absolves itself of any liability associated with misrepresentations of employees and fraudulent check processing at banking institutions.

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Tax Filing

•	Periodic tax depository requirements

•	File Quarterly and Annual Federal, State and local tax returns

•	File Quarterly and Annual Federal and State unemployment returns.

•	Process Federal, State, Local and Unemployment Amended Returns

•	Provide W-2 Processing Services

•	Provide W-2C Processing Services

All filings will be done as required by regulatory agencies. We will provide filing services as appropriate beyond the transition date to meet those requirements.

Fees and Payment Terms:

A. Fees are as follows through 12/31/04:

–	Payroll processing fee - $3.00 per employee per pay
–	Manual check fee - $25 per manual check

B. Cendant will charge a $25,000 Management Services Fee to cover management services and overhead in the transition of the payroll process. Payroll, with Systems support team, will be responsible for executing the transition to an outside vendor and will provide basic employee data in Cendant’s system format to the transitioning vendor. In addition, any onetime costs incurred associated with the change in ownership will be billed separately.

C. Any additional items not addressed above will be billed at time and materials at $50 per hour for payroll support and $150 hour for Systems support.

Payment is due to Cendant for the gross payroll, employer taxes and employer benefits less imputed income, if any, via wire transfer on the date payroll is distributed to the employees of Jackson Hewitt. The processing fees are due on the 5th business day of the following month via wire transfer.

Notifications:

■	Cendant Payroll will notify Federal and State agencies of change in ownership for garnishment processing.

■	Cendant Payroll will notify Federal, State, Local and Unemployment authorities of change in ownership.

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Term:

Term of services will be through December 31, 2004 commencing with the effective date. If services are required beyond this date, this agreement will need to be renegotiated.

Early Termination Rights:

Jackson Hewitt may terminate the service with 30 days written notice.

Service Level Standards:

Each party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in question, and (B) those standards such party hereafter applies in its own business; and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the Services in question.

Exhibit A-11

Information Technology and Telecommunications

Mainframe Processing Fees

Parties Involved:

Cendant Operations, Inc – IT, IBM (as service provider) and Jackson Hewitt Tax Service Inc.

Services to be provided:

Jackson Hewitt Tax Services Inc. (“Jackson Hewitt” or “JH”) mainframe applications consist of GEAC, accounts receivable (“A/R”) and general ledger (“G/L”) (G/L used only for maintenance of chart of accounts), and JH’s proprietary JAX System (Franchise billing system). These applications run on mainframes located in Cendant’s Denver data center and are primarily supported by Cendant’s third party outsourcer and data center manager, IBM, under an Information Technology Services Agreement, dated November 1, 2001, (“ITSA”). Operations support services are provided to Cendant and various Cendant affiliates and business units (including JH) on a 24 X 7 basis by IBM in accordance with the terms and conditions of the ITSA between IBM and Cendant. In addition to these services, the corporate applications group within Cendant IT provides support of these applications. These services include production, security, user and other applications support as required. The application support services are described below under Application Support Services.

In the event that these services will continue to be provided by Cendant and/or IBM to Jackson Hewitt, Jackson Hewitt will be responsible for abiding by (a) Cendant’s policies and procedures relating to information and technology services, (b) the confidentiality agreements, information protection and security requirements, and other applicable provisions contained in the ITSA and in other applicable agreements between Cendant and its third party licensors and/or service providers, and (c) any separate information technology services agreements entered into between Jackson Hewitt and Cendant relating to such services.

Fees and Payment Terms:

The mainframe that these applications reside on is shared by a variety of Cendant affiliates and business units (including JH) and, as such, the costs associated with its operation are shared among the participating affiliates and units. These costs include mainframe usage fees, software and other direct charges. The cost sharing mechanism is based on the actual utilization of mainframe resources and, as such, will vary from time to time based on the usage by the participating affiliates and units. The current mainframe cost that has been budgeted for Jackson Hewitt based on previous usage is approximately $200,867 per annum.

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These charges will be adjusted by Cendant going forward based on JH’s actual usage or other appropriate allocation of mainframe resources. Invoices will be provided by Cendant to JH on a monthly basis and payments will be due from JH within 30 days net.

General Service Level Standards:

Service levels will be provided to JH by Cendant and/or IBM in accordance with the terms and conditions of the ITSA and the associated prevailing suite of services (including any applicable service levels to the extent reasonable and practicable (“SLA’s”)). During JH’s critical operational periods (January 20th through February 28th, and April 1st through April 15th of each contract year), the parties acknowledge that increases to the applicable services set forth in the existing ITSA and associated SLA’s may be necessary to process JH’s additional volume. Cendant and/or IBM will use reasonable efforts to provide the following services during the aforementioned critical periods, provided that these items can be validated and confirmed by Cendant’s ETOS group (“ETOS”):

1.	Issues affecting JH production and staging environments in the Denver data center will be classified as “severity one” tickets (a defined in the ITSA) at time of receipt.

2.	JH severity one tickets will be processed on an expedited basis and given the highest level of priority possible by the IBM Operations Center group in Denver, without troubleshooting by members of IBM’s Toronto Help Desk.

3.	IBM will troubleshoot problematic servers offline.

4.	Daily calls (or as otherwise agreed to by the parties) will be held to review problems and critical issues. These calls will include: JH and IBM Service Delivery Manager (SDM) and Relationship Manager (RM).

5.	When multiple or simultaneous service disruptions occur so as to adversely affect more than one Cendant affiliate or business unit (including JH), Cendant will provide JH with high priority (in parallel with other high-priority Cendant affiliates or business units) on restoration of services, timing of outages and change management. JH will be given the highest level of consideration to accommodate timing of outages and change management so as to minimize or eliminate impacts during the aforementioned critical periods. When possible, reasonable efforts will be made by the parties to conduct the aforementioned activities during non-peak hours/season.

6.	IBM, ETOS and Cendant Telecom efforts will be conducted concurrently, when possible.

Cendant will identify any unamortized hardware, and remaining hardware service charges (“HSC”), to JH, that may exist as of 6/30/04. Thereafter, Cendant must notify JH (in advance to the extent reasonably possible) of any and all purchase and acquisition of additional hardware or software associated with the aforementioned mainframe systems. Relative to any and all consent or additional license fees that may be required by Cendant’s third party vendors/licensors to allow Cendant/IBM to process data on behalf of JH, such fees will be payable by JH. Nevertheless, Cendant will use reasonable efforts to minimize this liability.

Disaster recovery will be provided by Cendant and/or IBM (or by any other third party disaster services provider engaged by Cendant), to the extent subscribed to in writing by JH, and in accordance with Cendant’s final disaster recovery services agreement(s) with IBM

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and/or such other third party service provider. Such subscription will be paid for by JH in accordance with rates associated with the appropriate service, including all IBM, CD Telecom and Cendant direct costs.

Term:

JH will be supported in a manner consistent with the levels of support that it currently receives from Cendant for 2 (two) calendar years (or any other period agreed to by the parties) from date of divestiture, subject to any restrictions, consents, or other provisions set forth in applicable agreements between Cendant and its third party licensors and/or service providers. This support arrangement and the other agreements set forth herein will be confirmed in a written information technology services agreement by and between JH and Cendant. Notwithstanding any other termination rights that may exist (and unless otherwise agreed to in writing between the parties), at JH’s discretion, this arrangement and the agreements set forth herein can be terminated upon a 90-day notification to Cendant. At this time, JH will be responsible for the repayment of any unamortized hardware service charges specific to JH’s mainframe environment, as well as for any unpaid actual costs incurred by Cendant with respect to the services described herein and any associated transition services.

Notes:

Any costs associated with obtaining consents from Cendant’s third party vendors/licensors will be borne by Jackson Hewitt. In the event that, after JH’s divestiture, JH wishes to negotiate an independent agreement with any of Cendant’s third party vendors/licensors with respect to any of the products provided by Cendant to JH as part of the services described herein, Cendant will use reasonable efforts, on a case-by-case basis, to assist JH in its negotiations with such vendors/licensors so as to allow JH, to the extent possible, and reasonable to participate in Cendant’s pre-existing agreements and/or discounts with such vendors/licensors.

For information purposes, the discounts on the vendors that are currently utilized by Jackson Hewitt under Cendant’s aegis are:

Oracle:	50% on all products; can ramp up as high as 80% for large initiatives

Hyperion:	45% on all products

GEAC:	Information not available at this time

Many of Cendant’s agreements with its third party vendors/licensors allow Cendant to process work and data on behalf of its affiliated entities, franchisees, and businesses and, in some limited circumstances, on behalf of Cendant’s divested entities. Many of Cendant’s agreements also allow Cendant’s third party service providers (such as IBM) to use software licensed by Cendant to process work or data on Cendant’s behalf (such as in the case of the ITSA). None of Cendant’s third party arrangements allow Cendant to act in the capacity of or similar to a Service Bureau for any unaffiliated third parties or divested entities. Therefore, the parties hereby acknowledge and agree that Cendant may encounter certain problems or obstacles that are beyond Cendant’s reasonable control with respect to any third party

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vendor/licensor agreements related to Cendant’s or IBM’s provision of the services described herein, which problems or obstacles could prevent or minimize Cendant’s ability to perform such services. Notwithstanding, Cendant will use reasonable efforts to mitigate such problems or obstacles.

JH will be required to obtain all necessary licenses and consents from its third party software providers (i.e. Marimba and Cognos Report Net) relating to any software licensed by JH and provided to Cendant in order for Cendant to process JH’s business/operations.

Client Server Services

Parties Involved:

Cendant Operations, Inc.—IT, IBM (as service provider) and Jackson Hewitt Tax Service Inc.

Services:

Support of various servers located in Cendant’s Denver Data Center and used to process JH’s business. Services include server operating system management and monitoring; hardware/software configuration & deployment; web services management & reporting; network connectivity administration and monitoring; performance management; capacity management; production control services; third-party software distribution and management; security administration; problem and change administration; backup & recovery services. IBM currently provides these services in accordance with the terms and conditions of the ITSA between IBM and Cendant.

In the event that these services will continue to be provided to be provided by Cendant and/or IBM to Jackson Hewitt, Jackson Hewitt will be responsible for abiding by (a) Cendant’s policies and procedures relating to information and technology services, (b) the confidentiality agreements, information protection and security requirements, and other applicable provisions contained in the ITSA and in other applicable agreements between Cendant and its third party licensors and/or service providers, and (c) any separate information technology services agreements entered into between Jackson Hewitt and Cendant relating to such services.

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Fees and Payment Terms:

The following is a summary of JH’s current and budgeted service fees on a monthly and annual basis with respect to the aforementioned services:

	January 2004 Actual					Budget
	Units	Cost per Unit	Cost per Month	Annual Units	Annual Fee	Units	Annual Fee
Service Fees
High System Availability-Type I	9.3	1,989.01	$18,498	112	$221,974	152	$302,330
High Data Availability-Type II	4	1,261.14	5,045	48	60,535	36	45,401
General Availability-Type III	1	1,188.87	1,189	12	14,266	12	14,266
Allocated Disk Storage-GB	1,191	2.60	3,097	14,292	37,159	5,508	14,321
SRM Software	14.3	30.00	429	172	5,148	181	5,430
# of GB of allocated Bandwidth	2.2	1,100.00	2,431	27	29,172	28	30,631
Mapquest			826		9,912		4,200

Total Service fees			31,514		378,166		416,579

Other charges
Hardware Leases			2,709		32,505	—	32,525
Software Maintenance			3,993		47,914	—	33,600
Hardware Service Charges			5,871		70,448	—	13,695
Software License Depreciation			3,246		38,954	—	21,000
Other Direct Charges			452		5,425	—	11,400

Total Other Charges			16,271		195,246		112,220

Total Client Server Costs			47,784		573,412		528,799

These fees include the IBM-associated services fees under the ITSA, as well as any shared infrastructure costs. Additional services can be added at JH’s reasonable request and will be billed based on the usage fees noted above as well as any incremental costs, including software license fees, maintenance, hardware service fees and time & material charges. Additional fees may also include maintenance fees associated with servers that are not refreshed at the end of 36 months of applicable server life. Cendant is the licensor of record for all software licenses associated with the aforementioned services, with the exception of the Marimba and Cognos Report Net product(s). The costs to transfer or assign those licenses to (or to use the software to process work and data on behalf of) Jackson Hewitt will need to be negotiated between the parties, provided that there are no third party restrictions or limitations on such transfers, assignments or use. In addition, a determination will need to be made if any third party software consent fees will apply in order to transfer, assign and/or use such licenses/software to or on behalf of Jackson Hewitt. Invoices will be provided by Cendant to JH on a monthly basis and payments will be due from JH within 30 days net.

JH will be required to obtain all necessary licenses and consents from its third party software providers (i.e. Marimba and Cognos Report Net) relating to any software licensed by JH and provided to Cendant in order for Cendant to process JH’s business/operations.

Service Level Standards:

Service levels will be provided to JH by Cendant and/or IBM in accordance with the terms and conditions of the ITSA and the associated prevailing suite of services (including any applicable service levels to the extent reasonable and practicable (“SLA’s”). During JH’s critical operational periods (January 20th through February 28th, and April 1st through April 15th of each contract year), the parties acknowledge that increases to the applicable services set forth in the existing ITSA and associated SLA’s may be necessary to process JH’s additional volume. Cendant and/or IBM will use reasonable efforts to provide the following services during the aforementioned critical periods, provided that these items can be validated and confirmed by ETOS:

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1.	Issues affecting JH production and staging environments in the Denver data center will be classified as “severity one” tickets (as defined in the ITSA) at time of receipt.

2.	JH severity one tickets will be processed on an expedited basis and given the highest level of priority possible by the IBM Operations Center group in Denver, without troubleshooting by members of IBM’s Toronto Help Desk.

3.	IBM will troubleshoot problematic servers offline.

4.	Daily calls (or as otherwise agreed to by the parties) will be held to review problems and critical issues. These calls will include: JH and IBM Service Delivery Manager (SDM) and Relationship Manager (RM).

5.	When multiple or simultaneous service disruptions occur so as to adversely affect more than one Cendant affiliate or business unit (including JH), Cendant will provide JH with high priority (in parallel with other high-priority Cendant affiliates or business units) on restoration of services, timing of outages and change management. JH will be given the highest level of consideration to accommodate timing of outages and change management so as to minimize or eliminate impacts during the aforementioned critical periods. When possible, reasonable efforts will be made by the parties to conduct the aforementioned activities during non-peak hours/season.

6.	IBM, ETOS and Cendant Telecom efforts will be conducted concurrently, when possible.

7.	Cendant will continue to provide JH with root access and administrator rights to the servers and systems used in the Denver data center by Cendant and/or IBM to process JH’s work and data, which root access and rights will be consistent with those currently being provided to JH, provided that JH complies with Cendant’s policies and procedures regarding information protection, systems/data security, access, privacy and confidential information.

Cendant will identify any unamortized hardware, and remaining hardware service charges (“HSC”), to JH, that may exist as of 6/30/04. Thereafter, Cendant must notify JH (in advance to the extent reasonably possible) of any and all purchase and acquisition of additional hardware or software associated with the aforementioned client server systems. Relative to any and all consent or additional license fees that may be required by Cendant’s third party vendors/licensors to allow Cendant/IBM to process data on behalf of JH, such fees will be payable by JH. Nevertheless, Cendant will use reasonable efforts to minimize this liability.

Disaster recovery will be provided by Cendant and/or IBM (or by any other third party disaster services provider engaged by Cendant), as subscribed to in writing by JH, and in accordance with Cendant’s final disaster recovery services agreement(s) with IBM and/or such other third party service provider. Such subscription will be paid for by JH in accordance with rates associated with the appropriate service, including all IBM, CD Telecom and Cendant direct costs.

Term:

JH will be supported in a manner consistent with the levels of support that it currently receives from Cendant for 2 (two) calendar years (or any other period agreed to by the parties)

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from date of divestiture, subject to any restrictions, consents, or other provisions set forth in applicable agreements between Cendant and its third party licensors and/or service providers. This support arrangement and the other agreements set forth herein will be confirmed in a written information technology services agreement by and between JH and Cendant. Notwithstanding any other termination rights that may exist (and unless otherwise agreed to in writing between the parties), at JH’s discretion, this arrangement and the agreements set forth herein can be terminated upon a 90-day notification to Cendant. At this time, JH will be responsible for the repayment of any unamortized hardware service charges specific to JH’s client server environment, as well as for any unpaid actual costs incurred by Cendant with respect to the services described herein and any associated transition services.

Notes:

1.	Cendant will provide to JH a current list of servers and web sites currently used to process JH’s work and data.

2.	JH currently uses and/or has access to Oracle G/L financial systems software. Currently Oracle financial systems costs are being borne by Cendant. The costs/fees associated with JH’s continued use of or access to Oracle will need to be negotiated between the parties (subject to any restrictions or limitations in Cendant’s license agreement(s) with Oracle) and are not included in the above fees/charges.

3.	The costs associated with JH’s continued use of or access Oracle A/P software (subject to any restrictions or limitations in Cendant’s license agreement(s) with Oracle) are included in the corporate shared services fees.

Desktop	Support

Parties Involved:

Cendant Operations, Inc.—IT, IBM (as service provider) and Jackson Hewitt Tax Service Inc.

Services:

Support for the desktop, laptop and printer systems utilized by Jackson Hewitt end user personnel. Services include desktop/laptop/printer system build and deployment, hardware asset management, software license administration, install/move/add/change support for hardware and software components, software patch management, virus protection services, local area network connectivity and printer hardware/software support.

In the event that these services will continue to be provided by Cendant and/or IBM to Jackson Hewitt, Jackson Hewitt will be responsible for abiding by (a) Cendant’s policies and procedures relating to information and technology services, (b) the confidentiality agreements, information protection and security requirements, and other applicable provisions contained in the ITSA and in other applicable agreements between Cendant and its third party licensors and/or service providers, and (c) any separate information technology services agreements entered into between Jackson Hewitt and Cendant relating to such services.

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Fees and Payment Terms:

The following is a summary of JH’s current and budgeted service fees on a monthly and annual basis for the aforementioned services:

	January 2004 Actual						Budget
	Units	Cost per Unit	Cost per Month	Annual Units	Annual Fee	Annual Units	Annual Fee
Service Fees
Desktops	65	64	$4,178	780	$50,138	840	$54,018
Laptops	34	57	1,927	408	23,130	396	22,424
Printers	48	17	839	576	10,068	588	10,278
IMACS	7	104	728	84	8,736	113	11,731
Microsoft License Charges	99	22	2,138	1,188	25,661	1,236	26,698

Total Service Fees			9,811		117,733		125,148

Invoices will be provided by Cendant to JH on a monthly basis and payments will be due from JH within 30 days net.

Service Level Standards:

Service levels will be provided to JH by Cendant and/or IBM in accordance with the terms and conditions of the ITSA and the associated prevailing suite of services (including any applicable service levels to the extent reasonable and practicable (“SLA’s”)). During JH’s critical operational periods (January 20th through February 28th, and April 1st through April 15th of each contract year), the parties acknowledge that increases to the applicable services set forth in the existing ITSA and associated SLA’s may be necessary to process JH’s additional volume. Cendant and/or IBM will use reasonable efforts to provide the following services during the aforementioned critical periods, provided that these items can be validated and confirmed by ETOS:

1.	Issues affecting JH production and staging environments in the Denver data center will be classified as “severity one” tickets (as defined in the ITSA) at time of receipt.

2.	JH severity one tickets will be processed on an expedited basis and given the highest level of priority possible by the IBM Operations Center group in Denver, without troubleshooting by members of IBM’s Toronto Help Desk.

3.	IBM will troubleshoot problematic servers offline.

4.	Daily calls (or as otherwise agreed to by the parties) will be held to review problems and critical issues. These calls will include: JH and IBM Service Delivery Manager (SDM) and Relationship Manager (RM).

5.	When multiple or simultaneous service disruptions occur so as to adversely affect more than one Cendant affiliate or business unit (including JH), Cendant will provide JH with

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high priority (in parallel with other high-priority Cendant affiliates or business units) on restoration of services, timing of outages and change management. JH will be given the highest level of consideration to accommodate timing of outages and change management so as to minimize or eliminate impacts during the aforementioned critical periods. When possible, reasonable efforts will be made by the parties to conduct the aforementioned activities during non-peak hours/season.

6.	IBM, ETOS and Cendant Telecom efforts will be conducted concurrently, when possible. Cendant will identify any unamortized hardware, and remaining hardware service charges (“HSC”), to JH, that may exist as of 6/30/04. Thereafter, Cendant must notify JH (in advance to the extent reasonably possible) of any and all purchase and acquisition of additional hardware or software associated with the aforementioned desktop support. Relative to any and all consent or additional license fees that may be required by Cendant’s third party vendors/licensors to allow Cendant/IBM to process data on behalf of JH, such fees will be payable by JH. Nevertheless, Cendant will use reasonable efforts to minimize this liability.

Term:

JH will be supported in a manner consistent with the levels of support that it currently received from Cendant for 2 (two) calendar years (or any other period agreed to by the parties) from date of divestiture subject to any restrictions, consents, or other provisions set forth in applicable agreements between Cendant and its third party licensors and/or service providers. This support arrangement and the other agreements set forth herein will be confirmed in a written information technology services agreement by and between JH and Cendant. Notwithstanding any other termination rights that may exist (and unless otherwise agreed to in writing between the parties), at JH’s discretion, this arrangement and the agreements set forth herein can be terminated upon a 90-day notification to Cendant. At this time, JH will be responsible for the repayment of any unamortized hardware service charges specific to JH’s desktop support, as well as for any unpaid actual costs incurred by Cendant with respect to the services described herein and any associated transition services.

Help Desk

Parties Involved:

Cendant Operations, Inc. – IT, IBM (as service provider) and Jackson Hewitt Tax Service Inc.

Services:

Support for calls to the help desk from users of the desktop and server environments that support the Jackson Hewitt environment. Help Desk services include opening of incident tickets for all calls, password reset services, problem resolution of desktop issues where possible, documentation of incident information, transfer of tickets to responsible support

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organizations, administration of self-help tools and knowledge management database, call trend reporting and call automation tool support.

In the event that these services will continue to be provided by Cendant and/or IBM to Jackson Hewitt, Jackson Hewitt will be responsible for abiding by (a) Cendant’s policies and procedures relating to information and technology services, (b) the confidentiality agreements, information protection and security requirements, and other applicable provisions contained in the ITSA and in other applicable agreements between Cendant and its third party licensors and/or service providers, and (c) any separate information technology services agreements entered into between Jackson Hewitt and Cendant relating to such services.

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Fees and Payment Terms:

The following is a summary of JH’s actual and budgeted service fees on a monthly and annual basis with respect to the aforementioned services:

	January 2004 Actual						Budget
	Units	Cost per Unit	Cost per Month	Annual Units	Annual Fee	Annual Units	Annual Fee
Service Fees
Help Desk Contacts	9	18.18	$164	108	$1,963	95	$1,727

Invoices will be provided by Cendant to JH on a monthly basis and payments will be due from JH within 30 days net.

Service Level Standards:

Service levels will be provided to JH by Cendant and/or IBM in accordance with the terms and conditions of the ITSA and the associated prevailing suite of services (including any applicable service levels to the extent reasonable and practicable (“SLA’s”)). During JH’s critical operational periods (January 20th through February 28th, and April 1st through April 15th of each contract year), the parties acknowledge that increases to the applicable services set forth in the existing ITSA and associated SLA’s, may be necessary to process JH’s additional volume. Cendant and/or IBM will use reasonable efforts to provide the following services during the aforementioned critical periods, provided that these items can be validated and confirmed by ETOS:

1.	Issues affecting JH production and staging environments in the Denver data center will be classified as “severity one” tickets (as defined in the ITSA) at time of receipt.

2.	JH severity one tickets will be processed on an expedited basis and given the highest level of priority possible by the Net Ops group in Denver, without troubleshooting by members of IBM’s Toronto Help Desk.

3.	IBM will troubleshoot problematic servers offline.

4.	Daily calls (or as otherwise agreed to by the parties) will be held to review problems and critical issues. These calls will include: JH and IBM Service Delivery Manager (SDM) and Relationship Manager (RM).

5.	When multiple or simultaneous service disruptions occur so as to adversely affect more than one Cendant affiliate or business unit (including JH), Cendant will provide JH with high priority (in parallel with other high-priority Cendant affiliates or business units) on restoration of services, timing of outages and change management. JH will be given the highest level of consideration to accommodate timing of outages and change management so as to minimize or eliminate impacts during the aforementioned critical periods. When possible, reasonable efforts will be made by the parties to conduct the aforementioned activities during non-peak hours/season.

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6.	IBM, ETOS and Cendant Telecom efforts will be conducted concurrently, when possible. Cendant will identify any unamortized hardware, and remaining hardware service charges (“HSC”), to JH, that may exist as of 6/30/04. Thereafter, Cendant must notify JH (in advance to the extent reasonably possible) of any and all purchase and acquisition of additional hardware or software associated with the aforementioned help desk support. Relative to any and all consent or additional license fees that may be required by Cendant’s third party vendors/licensors to allow Cendant/IBM to process data on behalf of JH, such fees will be payable by JH. Nevertheless, Cendant will use reasonable efforts to minimize this liability.

Term:

JH will be supported in a manner consistent with the levels of support that it currently receives from Cendant for 2 (two) calendar years (or any other period agreed to by the parties) from date of divestiture, subject to any restrictions, consents, or other provisions set forth in applicable agreements between Cendant and its third party licensors and/or service providers. This support arrangement and the other agreements set forth herein will be confirmed in a written information technology services agreement by and between JH and Cendant. Notwithstanding any other termination rights that may exist (and unless otherwise agreed to in writing between the parties), at JH’s discretion, this arrangement and the agreements set forth herein can be terminated upon a 90-day notification to Cendant. At this time, JH will be responsible for the repayment of any unamortized hardware service charges specific to JH’s help desk support, as well as for any unpaid actual costs incurred by Cendant with respect to the services described herein and any associated transition services.

Executive Help Desk

Parties Involved:

Cendant Operations, Inc. – IT and Jackson Hewitt Tax Service Inc.

Services:

Support for the desktop, laptop and printer systems utilized by Jackson Hewitt senior executives (SVP and above). Services include desktop/laptop/printer system build and deployment, hardware asset management, software license administration, install/move/add/change support for hardware and software components, software patch management, virus protection services, local area network connectivity and printer hardware/software support.

In the event that these services will continue to be provided by Cendant to Jackson Hewitt, Jackson Hewitt will be responsible for abiding by (a) Cendant’s policies and procedures relating to information and technology services, (b) the confidentiality agreements, information protection and security requirements, and other applicable provisions contained in the ITSA and in other applicable agreements between Cendant and its third party licensors and/or service providers, and (c) any separate information technology services agreements entered into between Jackson Hewitt and Cendant relating to such services.

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Fees and Payment Terms:

These services will be based on a per-executive charge developed by dividing the total cost center expenses incurred by the group delivering this service by the number of executives serviced. Currently, this is estimated at $300 per executive, per month for JH; aggregating $3,600 per executive per year. These charges will be adjusted by Cendant going forward based on JH’s actual usage of executive help desk resources. Invoices will be provided by Cendant to JH on a monthly basis and payments will be due from JH within 30 days net.

Service Level Standards:

Service levels will be provided to JH by Cendant in accordance with Cendant standard terms and conditions for these types of services and associated prevailing suite of services currently offered to JH. During JH’s critical operational periods (January 20th through February 28th, and April 1st through April 15th of each contract year), the parties acknowledge that increases to applicable services set forth in the existing ITSA and associated SLA’s may be necessary to process JH’s additional volume. Cendant will use reasonable efforts to provide the following services during the aforementioned critical periods, provided that these items can be validated and confirmed by ETOS:

1.	Issues affecting JH production and staging environments in the Denver data center will be classified as severity one tickets at time of receipt.

2.	Calls will be held as reasonable necessary to review problems and critical issues.

3.	When multiple or simultaneous service disruptions occur so as to adversely affect more than one Cendant affiliate or business unit (including JH), Cendant will provide JH with high priority (in parallel with other high-priority Cendant affiliates or business units) on restoration of services.

Cendant will identify any unamortized hardware, and remaining hardware service charges (“HSC”), to JH, that may exist as of 6/30/04. Thereafter, Cendant must notify JH (in advance to the extent reasonably possible) of any and all purchase and acquisition of additional hardware or software associated with the aforementioned executive help desk support. Relative to any and all consent or additional license fees that may be required by Cendant’s third party vendors/licensors to allow Cendant to process data on behalf of JH, such fees will be payable by JH. Nevertheless, Cendant will use reasonable efforts to minimize this liability.

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Term:

JH will be supported in a manner consistent with the levels of support that it currently receives from Cendant for 2 (two) calendar years (or any other period agreed to by the parties) from date of divestiture, subject to any restrictions, consents, or other provisions set forth in applicable agreements between Cendant and its third party licensors and/or service providers. This support arrangement and the other agreements set forth herein will be confirmed in a written information technology services agreement by and between JH and Cendant. Notwithstanding any other termination rights that may exist (and unless otherwise agreed to in writing between the parties), at JH’s discretion, this agreement can be terminated upon a 90-day notification to Cendant. At this time, JH will be responsible for the repayment of any unamortized hardware service charges specific to JH’s executive help desk support, as well as for any unpaid actual costs incurred by Cendant with respect to the services described herein and any associated transition services. Notwithstanding the term mentioned herein, the services will be provided only for period that JH is physically located at the 7 Sylvan facility.

Application Support Services

Parties Involved:

Cendant Operations, Inc. – IT, IBM (as service provider) and Jackson Hewitt Tax Service Inc.

Services:

Jackson Hewitt mainframe applications consist of GEAC, A/R and G/L software products/licenses (G/L used only for maintenance of chart of accounts, and the JAX System (Franchise billing system)). These applications run on mainframes located in Cendant’s Denver data center and are supported primarily by IBM pursuant to the ITSA. Operations support services are provided to Cendant and various Cendant affiliates and business units (including JH) on a 7x24 basis by IBM in accordance with the ITSA.

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Fees and Payment Terms:

The actual and budgeted corporate applications charges to JH for 2004 in support of the mainframe applications noted above are as follows:

	January 2004 Actual				Budget
2004 Projects	Units	Cost per Unit	Cost per Month	Annual Fee	Annual Fee
2004 Reserve for Unplanned Projects	16.00	80.00	$1,280	$15,360	$33,600
GEAC New Corporation Set up			—	$0	$8,000
JAX New Corporation Set up			—	$0	$10,500
Security Support GEAC	3.00	80.00	240.00	$2,880	$1,600
TSA Oracle Analysis			—	$0	$7,875
AR—Production Support	36.25	80.00	2,900.00	$34,800	$24,000
AR—User Support	25.75	80.00	2,060.00	$24,720	$16,000
JAX—Production Support	19.00	105.00	1,995.00	$23,940	$42,000
JAX—User Support	10.50	105.00	1,102.50	$13,230	$21,000
Mapquest Production Support			—	$0	$4,200

Grand Total			9,578	114,930	168,775

Corporate applications charges are based on the actual amount of hours used to provide these services. As such, they vary and may be adjusted accordingly by Cendant going forward based on actual use of these services by Jackson Hewitt. Invoices will be provided by Cendant to JH on a monthly basis and payments will be due from JH within 30 days net.

Service Level Standards:

Service levels will be provided to JH by Cendant and/or IBM in accordance with the terms and conditions of the ITSA and the associated prevailing suite of services (including any applicable service levels to the extent reasonable and practicable (“SLA’s”)). During JH’s critical operational periods (January 20th through February 28th, and April 1st through April 15th of each contract year), the parties acknowledge that increases to applicable services set forth in the existing ITSA and associated SLA’s may be necessary to process JH’s additional volume. Cendant and/or IBM will use reasonable efforts to provide the following services during the aforementioned critical periods, provided that these items can be validated and confirmed by ETOS:

1.	Issues affecting JH production and staging environments in the Denver data center will be classified as “severity one” tickets (as defined in the ITSA) at time of receipt.

2.	JH severity one tickets will be processed on an expedited basis and given the highest level of priority possible by the Net Ops group in Denver, without troubleshooting by members of IBM’s Toronto Help Desk.

3.	IBM will troubleshoot problematic servers offline.

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4.	Daily calls (or as otherwise agreed to by the parties) will be held to review problems and critical issues. These calls will include: JH and IBM, Service Delivery Manager (SDM) and Relationship Manager (RM).

5.	When multiple or simultaneous service disruptions occur so as to adversely affect more than one Cendant affiliate or business unit (including JH), Cendant will provide JH with high priority (in parallel with other high-priority Cendant affiliates or business units) on restoration of services, timing of outage sand change management. JH will be given the highest level of consideration to accommodate timing of outages and change management so as to minimize or eliminate impacts during the aforementioned critical periods. When possible, reasonable efforts will be made by the parties to conduct activities, including but not limited to systems administration, software patches/updates, hardware maintenance/upgrades that may be required during non-peak hours/season.

6.	IBM, ETOS and Cendant Telecom efforts will be conducted concurrently, when possible.

Cendant will identify any unamortized hardware, and remaining hardware service charges (“HSC”), to JH, that may exist as of 6/30/04. Thereafter, Cendant must notify JH (in advance to the extent reasonably possible) of any and all purchase and acquisition of additional hardware or software associated with the aforementioned application support. Relative to any and all consent or additional license fees that may be required by Cendant’s third party vendors/licensors to allow Cendant/IBM to process data on behalf of JH, such fees will be payable by JH. Nevertheless, Cendant will use reasonable efforts to minimize this liability.

Term:

JH will be supported in a manner consistent with the levels of support that it currently received from Cendant for 2 (two) calendar years (or any other period agreed to by the parties) from date of divestiture, subject to any restrictions, consents, or other provisions set forth in applicable agreements between Cendant and its third party licensors and/or service providers. This support arrangement and the other agreements set forth herein will be confirmed in a written information technology services agreement by and between JH and Cendant. Notwithstanding any other termination rights that may exist (and unless otherwise agreed to in writing between the parties), at JH’s discretion, this arrangement and the agreements set forth herein can be terminated upon a 90-day notification to Cendant. At this time, JH will be responsible for the repayment of any unamortized hardware service charges specific to JH’s application support, as well as for any unpaid actual costs incurred by Cendant with respect to the services described herein and any associated transition services.

Telecommunications—Data Services

Parties Involved:

Cendant Operations, Inc.—Telecom and Jackson Hewitt Tax Service Inc.

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Services:

Wide Area Network (“WAN”) and Internet Access services, including network design, implementation, network moves, adds, changes, and complete pro-active 7x24 management. Additional management support includes network performance analysis & reporting, capacity planning, change management, network security, operational reporting, domain name registration, financial management of all network services, vendor management, and contract management.

The current baseline of managed WAN connections is as follows:

•	8 T1.5 Circuits, Private Line
•	2 56k Frame Relay Circuits
•	4 POTS Lines / Out of Band Management
•	Internet Access to Denver Data Center via dual OC-3s

Fees and Payment Terms:

The fees/charges associated with the aforementioned services are negotiated between Cendant and third party providers annually based upon prevailing market rates for both time and equipment. JH will be charged by the third party vendors the actual costs incurred by JH directly and by CD Telecom on an as incurred basis, using the cost methodology consistent with past calculations. Invoices will be provided by Cendant to JH on a monthly basis and payments will be due from JH within 30 days net.

The applicable Project Management Rate related to the aforementioned services, which will be charged by Cendant to JH, shall be as follows: $78 per hour of service (unless otherwise agreed to by the parties).

Service Level Standards:

Service levels will be provided to JH by Cendant in accordance with Cendant’s “priority one” standard terms and conditions for these types of services and associated prevailing suite of services currently offered to JH. Currently, the “priority one” Service Levels supported by Cendant are as follows:

Mean Time to Respond:	2 Hours
Mean Time to Repair:	4 Hours
New Services:	45 days

During JH’s critical operational periods (January 20th through February 28th, and April 1st through April 15th of each contract year), the parties acknowledge that increases to the applicable services may be necessary to process JH’s additional volume. Cendant will use reasonable efforts to provide the following services during the aforementioned critical periods, provided that these items can be validated and confirmed by CD Telecom:

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1.	Telecom issues affecting JH production and staging environments in the Denver data center will be classified as “priority one” tickets at time of receipt.

2.	JH priority one tickets will be processed on an expedited basis in accordance with the above service levels.

3.	Daily calls (or as otherwise agreed to by the parties) will be held to review problems and critical issues. These calls will include: JH and Cendant Telecom.

3.	When multiple or simultaneous service disruptions occur so as to adversely affect more than one Cendant affiliate or business unit (including JH), Cendant will provide JH with high priority (in parallel with other high-priority Cendant affiliates or business units) on restoration of services, timing of outages and change management. JH will be given the highest level of consideration to accommodate timing of outages and change management so as to minimize or eliminate impacts during the aforementioned critical periods. When possible, reasonable efforts will be made to conduct change activities during non-peak hours/season.

4.	ETOS and CD Telecom efforts will be conducted concurrently, when possible.

Cendant will identify any unamortized hardware, and remaining hardware service charges (“HSC”), to JH, that may exist as of 6/30/04. Thereafter, Cendant must notify JH (in advance to the extent reasonably possible) of any and all purchase and acquisition of additional hardware or software associated with the aforementioned telecommunications – data support. Relative to any and all consent or additional license fees that may be required by Cendant’s third party vendors/licensors to allow Cendant to process data on behalf of JH, such fees will be payable by JH. Nevertheless, Cendant will use reasonable efforts to minimize this liability.

Term:

CD Telecom will provide the aforementioned services for a period of 36 months (or any other period agreed to by the parties) from date of divestiture, with JH maintaining a right to terminate such services without cause upon 180 days prior notice of cancellation. Upon such termination, JH will be responsible for the repayment of any unamortized hardware service charges specific to JH’s telecommunications and WAN environment, as well as for any unpaid actual costs incurred by Cendant with respect to the services described herein and any associated transition services. These services and any associated agreements set forth herein will be confirmed in a written information technology services agreement by and between JH and Cendant.

Note:-

The parties shall use good faith efforts to negotiate mutually acceptable terms and conditions that would also allow JH to utilize the telecom management services described herein upon relocation of the JH data center from Denver to another location, subject to any restrictions, consents, or other provisions set forth in applicable agreements between Cendant and its third party licensors, service providers and/or telecommunications providers.

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Telecommunications—Voice Services

Parties Involved:

Cendant Operations, Inc.—Telecom and Jackson Hewitt Tax Service Inc.

Services:

Voice telecom management services, including installation, moves, adds, changes and deletions of telephone handsets, and voicemail. This includes support for voice applications such as call vectoring, call accounting, and Call Management Software for the Call Center Agents located at 7 Sylvan Way.

The current baseline of telecom handsets are 204, with 12 of those handsets being used in the Call Center environment described above. These handsets and the associated PBX and voicemail resources shall be included in the fees/costs to be negotiated between the parties, as described below. Any additional handsets or deletion of handsets beyond a 5% variance in the above numbers would result in a change in the costs referenced below.

In addition, JH will continue to purchase voice services from Cendant’s existing third party telecommunications arrangements.

Fees and Payment Terms:

The fees/charges associated with the aforementioned services are negotiated between Cendant and third party providers annually based upon prevailing market rates for both time and equipment. JH will be charged by the third party vendors the actual costs incurred by JH directly and by CD Telecom on an as incurred basis, using the cost methodology consistent with past calculations. Invoices will be provided by Cendant to JH on a monthly basis and payments will be due from JH within 30 days net.

The applicable Project Management Rate related to the aforementioned services, which will be charged by Cendant to JH, shall be as follows: $78 per hour of service (unless otherwise agreed to by the parties).

Service Level Standards:

Service levels will be provided to JH by Cendant in accordance with Cendant standard terms and conditions for these types of services and associated prevailing suite of services currently offered to JH. During JH’s critical operational periods (January 20th through February 28th, and April 1st through April 15th of each contract year), the parties acknowledge that increases to the applicable services may be necessary to process JH’s additional volume. Cendant will use reasonable efforts to provide the following services during the aforementioned critical periods, provided that these items can be validated and confirmed by CD Telecom:

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1.	Daily calls (or as otherwise agreed to by the parties) will be held to review problems and critical issues. These calls will include JH and CD Telecom.

2.	When multiple or simultaneous service disruptions occur so as to adversely affect more than one Cendant affiliate or business unit (including JH), Cendant will provide JH with high priority (in parallel with other high-priority Cendant affiliates or business units) on restoration of services, timing of outages and change management. JH will be given the highest level of consideration to accommodate timing of outages and change management so as to minimize or eliminate impacts during the aforementioned critical periods. When possible, reasonable efforts will be made to conduct change activities during non-peak hours/season.

Cendant will identify any unamortized hardware, and remaining hardware service charges (“HSC”), to JH, that may exist as of 6/30/04. Thereafter, Cendant must notify JH (in advance to the extent reasonably possible) of any and all purchase and acquisition of additional hardware or software associated with the aforementioned telecommunications-voice support. Relative to any and all consent or additional license fees that may be required by Cendant’s third party vendors/licensors to allow Cendant to process data on behalf of JH, such fees will be payable by JH. Nevertheless, Cendant will use reasonable efforts to minimize this liability.

Term:

CD Telecom will provide the aforementioned services for a period of 36 months (or any other period agreed to by the parties) from date of divestiture, with JH maintaining a right to terminate such services without cause upon 180 days’ prior notice of cancellation. Upon such termination, JH will be responsible for the repayment of any unamortized hardware service charges specific to JH’s telecommunications environment, as well as for any unpaid actual costs incurred by Cendant with respect to the services described herein and any associated transition services. These services and any associated agreements set forth herein will be confirmed in a written information technology services agreement by and between JH and Cendant. Notwithstanding the term mentioned herein, the telecommunications voice management services will be provided only for period that JH is physically located at the 7 Sylvan facility.

Transition Fees

Parties Involved:

Cendant Operations, Inc. – IT and Telecom, IBM (as service provider) and Jackson Hewitt Tax Service Inc.

Services:

Should Jackson Hewitt decide to terminate without cause any of the services being provided, as described above, then Cendant and (to the extent possible under the terms of the ITSA) IBM will provide reasonable assistance to JH in the relocation and transition of the services

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to another JH facility, subject to any restrictions, consents, or other provisions set forth in applicable agreements between Cendant and its third party licensors, service providers and/or telecommunications providers. These services would need to be negotiated between the parties and would be dependant on the nature and scope of the services being transitioned.

Fees and Payment Terms:

The costs associated with the transition services we need to be negotiated between the parties and would be dependant on the nature and scope of the services being rendered. The IBM portion of the transition costs would be governed by the terms and conditions of the ITSA. Invoices will be provided by Cendant to JH on a monthly basis and payments will be due from JH within 30 days net.

Service Level Standards:

Service levels will need to be negotiated between the parties. The parties will use reasonable efforts to avoid transitions during JH’s critical operational periods (January 20th through February 28th, and April 1st through April 15th of each contract year). In the event that a transition during such critical periods is unavoidable, the parties acknowledge that Cendant will use reasonable efforts during such periods to provide the transition services in such a manner so as to reasonably accommodate any increases to the applicable service levels that may be necessary as a result of JH’s additional volume. Cendant and/or IBM will use reasonable efforts to provide these services during the aforementioned critical periods, provided that these items can be validated and confirmed by ETOS

Term:

To be negotiated by the parties on a case-by-case basis depending upon the applicable scope and circumstances.

Miscellaneous

Parties Involved:

Cendant Operations Inc. – IT and Telecom, IBM (as service provider) and Jackson Hewitt Tax Service Inc.

Website Services to be provided:

Until all of Jackson Hewitt’s HR services are fully transitioned pursuant to the divestiture documents, Jackson Hewitt needs access to the following internal Cendant websites:

Employee self help (ernie.cendant.com)

Cendant worldwide directory (directory.cendant.com)

P Card management (procard.com/pvs)

Internal Cendant site (cendantintranet.com)

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The Answer Place (theanswerplace.cendant.com)

InfoTech (corporate.cendant.com/infotech)

IBM ManageNow

(http://167.210.242.72/managenow/common/bin/files/wcls_co_login.asp)

IBM OrderNow (http://167.210.242.81/ordernow/login/mainLogin.asp)

Cendant University (mylearning.cendant.com)

CD-Telecom Dashboard (jacksonhewitt.cd-telecom.com)

WAN realtime performance reports (http://161.178.118.10/bin/welcome.sh)

Cendant virtual warehouse (http://support.galileo.com/cvw/default.asp)

CyberArc safe (http://www.cendant.com/cyber-ark/)

HR CRD system (https://webcrbms.cendant.com/)

My Time (https://mytime.cendant.com/wfc/logon)

TravelPort (travelport.net)

Subject to (a) JH obtaining any and all necessary approvals from the appropriate Cendant Intellectual Property Legal group(s) and the GiSEC group, and (b) negotiation of mutually acceptable terms and conditions regarding usage rights, restrictions, system/data security, information protection and privacy, Cendant will provide JH with the necessary access to or use of such websites as reasonably necessary for JH to continue to process its business operations in accordance with the terms of the divestiture documents.

Cendant and JH acknowledge and agree that, prior to the divestiture, Cendant will have transferred ownership of any Jackson Hewitt proprietary domain names including: Jacksonhewitt.com; JHnet.com; jtax.com etc. Notwithstanding the foregoing, the parties will need to negotiate mutually acceptable terms and conditions regarding the administration, technical controls, maintenance and renewal of these domains, as well as any associated fees/charges that JH will pay to Cendant.

Information Technology Services Agreement; Additional Terms & Conditions:

Cendant and JH will enter into an information technology services agreement pursuant to which Cendant (and its third party service providers, such as IBM) will provide JH with all the information technology and information systems services described above and reasonably necessary for JH to administer and operate its business after the divestiture. Although the final terms and conditions related to such agreement will need to be negotiated between the parties, the parties hereby acknowledge and agree that (to the extent reasonably possible and unless other wise agreed) the services will be consistent with those, and shall be subject to the terms and conditions, described above. In addition, the parties agree that, at a minimum (and unless otherwise agreed), the following terms shall be applicable as well:

Information Protection, Systems Security/Access & Privacy:

JH will be required to comply with Cendant’s policies and procedures regarding information protection, systems and data security, and privacy, and shall comply with all applicable privacy laws and regulations. JH will not tamper with, compromise, or attempt to circumvent any physical or electronic security or audit measures employed by Cendant in the

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course of Cendant’s business operations, and/or compromise the security of Cendant’s computer systems and/or networks. To the extent that Cendant will (i) perform any of the services via any electronic means (including, but not limited to, electronic mail, website, and/or the Internet), and/or (ii) provide JH with access to Cendant’s electronic mail systems, websites, computer systems, and/or other Internet systems, JH shall implement industry-standard security to protect Cendant’s computer systems, network devices and/or the data processed thereon against the risk of penetration by, or exposure to, a third party via any system or feature utilized by Cendant in performing the services and/or in providing JH with access to such systems. Unless otherwise agreed by the parties, any hardware or software accessed by JH or provided to JH by Cendant in connection with the services shall remain Cendant’s property and must be surrendered upon Cendant’s request and/or when the services terminate or expire.

Confidential Information:

Each party shall at all times keep confidential the other party’s confidential and proprietary information to which it has access or receives during the course of the services (“Confidential Information”). Neither party (without the prior written consent of the other party) shall use the other party’s Confidential Information for any purpose other than the performance of services, and will not disclose any such Confidential Information to any third parties absent the other party’s prior written consent. Upon termination or expiration of the services, each party shall (at the other party’s option) destroy or return to the other party all materials containing any Confidential Information of the other party.

Work Product; Ownership:

Unless otherwise agreed to in writing, any and all reports, computer programs, documentation, specifications, deliverables, products, work product, software, source code, algorithms, routines, graphics, files, software patches, enhancements, modifications, blueprints, diagrams, charts, functional descriptions, photographs, surveys, or other materials, writings, or works of authorship (and any drafts of the foregoing) created, developed, or prepared by Cendant, its employees, agents, or subcontractors in the course of performing the services (collectively, “Work Product”) will be owned (as between Cendant and JH) solely and exclusively by Cendant, and JH will be deemed to have expressly disclaimed any and all right, title, or interest therein. Each party will retain ownership of any of its pre-existing technology (including any modifications, enhancements, upgrades thereto) that relates to its own respective systems.

Third Party Consents:

Cendant’s ability to provide the hardware, software, and/or services described herein may be contingent upon Cendant obtaining certain consents from its third party vendors/licensors/contractors/service providers. In the event and to the extent that Cendant obtains such consents, Cendant will pass on to JH (and/or give JH the benefit of) only those licenses, rights, grants, accesses, warranties, indemnities, & services that have been obtained by Cendant from (and authorized by) such third parties. Cendant will notify JH of any

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problems that Cendant may encounter in obtaining such consents. JH will (in addition to complying with the provisions set forth herein and in any subsequent agreement between Cendant and JH) comply with any and all applicable terms, conditions, and agreements that accompany any such third party hardware, software or services.

Outsourcing; Re-Sourcing; Use of Third Parties:

Cendant shall retain the right and flexibility to outsource responsibility for any of the hardware, software and/or services described herein to its third party service providers and/or outsourcers (including, but not limited to, IBM). In the event that Cendant replaces IBM as its Denver data center outsourcer (and/or re-sources to another third party provider any of the services described herein), JH acknowledges and understands that there is no guarantee that support for or the service levels relating to such hardware, software, or services will continue in the same manner as described herein, although Cendant agrees to use reasonable efforts to secure equivalent or similar support and service levels for JH. The parties will need to negotiate specific terms and conditions relating to this issue.

Fees and Payment Terms:

To be determined by the parties

Service Level Standards:

To be determined by the parties

Term:

To be determined by the parties

Exhibit A-12

Legal Document Management Systems

Parties Involved:

Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”)

Cendant Operations, Inc.—Shared Services (“Cendant”)

Services:

Cendant will provide Jackson Hewitt:

•	Continued and secured access to the Docs-Open and Cendant Legal Information Portal (“CLIP”) document management systems by Jackson Hewitt legal personnel to permit document creation, editing and search engine functionality consistent with such functionalities existing on the date of this Agreement.

•	Upon consummation of the initial public offering of the common stock of Jackson Hewitt Tax Service Inc. (the “IPO”), documents pertaining to the Jackson Hewitt brand shall be maintained on an independent server or section of CLIP and protected against viewing and access by all other than authorized Jackson Hewitt personnel using Cendant’s standard access restriction protocols and procedures. System administrators must have access to documents to provide administrative and support services. Such access will be on a confidential basis.

•	Upon consummation of the IPO, documents pertaining to Cendant or Cendant brands other than Jackson Hewitt shall be protected against viewing and access by Jackson Hewitt Personnel.

•	Such system support as Jackson Hewitt shall request or require consistent with Cendant’s current practices and standards; provided however, that all “tickets” pertaining to issues with the systems shall be resolved to Jackson Hewitt’s reasonable satisfaction according to Cendant’s internal service standards in effect at the time the ticket is opened.

•	Such assistance (and at such time and in such manner) as Jackson Hewitt reasonably shall request in connection with the migration of JH documents to new document management systems that JH chooses, at the expense of Jackson Hewitt for any additional services, licenses, labor and materials. Such assistance may include, but shall not be limited to, (i) providing reasonable access by Jackson Hewitt vendors, consultants or other representatives of Jackson Hewitt to physical premises, computer hardware, software and data maintained by Cendant and (ii) creating images of Jackson Hewitt documents, data or other information stored on Docs-Open or CLIP in such manner and on such media for communication as Jackson Hewitt reasonably shall request.

Cendant Legal will, at the time of the IPO, put the its standard access restriction security checks are in place to ensure that Jackson Hewitt and Cendant do not have access to the other’s documents. Cendant does not warrant or represent that such checks are absolutely certain to prevent unauthorized access. Cendant will use the same techniques it uses to protect its own data.

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Service Level Requirements:

Cendant will use commercially reasonable efforts to cause its help desk and systems operation vendors to respond to system issues within two hours, using existing Help Desk personnel and procedures.

Fees and Payment Terms:

There will not be any charges by Cendant for the access to the Docs-Open system. Jackson Hewitt shall pay Cendant $1,000 per month for access to CLIP. Such fees shall be payable by Jackson Hewitt within 30 days of the invoice date. Jackson Hewitt shall pay directly or reimburse Cendant for any third party contractor fees and charges necessary in connection with this service or a transition by Jackson Hewitt to new document management systems.

Term:

Term of services shall commence upon the closing of the IPO and shall continue there after until the earliest of (i) December 31, 2004, (ii) the date on which Cendant no longer utilizes the Docs-Open System or CLIP, as applicable; provided however, that Cendant shall provide not less than 120 days prior written notice of its intent to discontinue such service, or (iii) 30 days after Jackson Hewitt notifies Cendant that it no longer desires access to the Docs Open system or CLIP, as applicable.

Early Termination Rights:

Jackson Hewitt has the ability to terminate this service with 30 days written notice. Cendant shall not have the right to terminate this service except as provided in clause (ii) of the immediately preceding paragraph.

Exhibit A-13

Executive Financial Consulting Services Program

Parties Involved:

Cendant Operations, Inc. (“Cendant”) and Jackson Hewitt Tax Service Inc. (“JH”)

Services:

Cendant will allow JH executives to continue to participate in Cendant’s Executive Financial Consulting Services Program (the “Program”). The Program will be administered to JH executives through Cendant’s third party provider, The Ayco Company, L.P. (“Ayco”). Only JH executives who are active participants of the program as of the effective date of this agreement will be eligible to participate in the program. All Program rules and requirements will remain in effect throughout the term of this Exhibit A-13.

Term:

Cendant will provide the services through 12/31/04.

Fees and Payment Terms:

JH shall pay a fee equal to the actual amounts billed by Ayco to Cendant for the JH executives participating in the Program. Such bill shall be payable by JH within 30 days of the invoice date.

Service Level Standards:

Each Party shall: (i) conduct itself in accordance with service standards of no lower quality than (A) the standards applied as of the date of this Agreement with respect to the specific matters in question, and (B) those standards such Party hereafter applies in its own business; and (ii) comply in all material respects with all laws, regulations and orders applicable to the conduct of the Services in question.

A-13